UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Superior Well Services, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Superior Well Services, Inc.
1380 Rt. 286 East, Suite 121
Indiana, Pennsylvania 15701

March 29, 2010

Dear Stockholder:

Superior Well Services, Inc.’s 2010 Annual Meeting of Stockholders will be held on Tuesday, May 4, 2010 at 9:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh Int’l Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231. You are cordially invited to attend. Your Annual Meeting materials, including the annual report for the year ended December 31, 2009, notice of annual meeting, proxy statement and proxy card from Superior Well Services, Inc.’s Board of Directors, are enclosed.

At this year’s meeting, you will be asked to: (1) elect three Class II directors; (2) approve the material terms to the Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; (3) ratify the appointment by the Audit Committee of our independent registered public accounting firm for the fiscal year ending December 31, 2010; and (4) transact any other business as may properly come before the meeting or any adjournment or postponement thereof. The Board recommends that you vote FOR election of the director nominees, FOR the approval of the material terms of the Amended and Restated Incentive Compensation Plan, and FOR ratification of the appointment by the Audit Committee of our independent registered public accounting firm. Please refer to the enclosed notice of annual meeting and proxy statement for detailed information on each of the proposals to be considered at the meeting.

It is important that you use this opportunity to take part in the affairs of Superior Well Services, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy or using the telephone or internet voting does not deprive you of your right to attend the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Very truly yours,

David E. Wallace
Chairman of the Board

Superior Well Services, Inc.
1380 Rt. 286 East, Suite 121
Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2010

To the Stockholders of Superior Well Services, Inc.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Superior Well Services, Inc. will be held at the Hyatt Regency Pittsburgh Int’l Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, on Tuesday, May 4, 2010 at 9:00 a.m., Eastern Time. We are holding the Annual Meeting for the following purposes:

1. To elect three Class II directors, each to serve until the 2013 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified;

2. To approve the material terms to the Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code;

3. To ratify the appointment by the Audit Committee of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. To transact any other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

The above matters are fully described in the attached proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

Only common stockholders of record at the close of business on March 12, 2010 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Superior Well Services, Inc.’s principal executive offices, 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701 for 10 days prior to the Annual Meeting. The list of stockholders will also be available for your review at the Annual Meeting. If you would like to review the stockholder list, please call or email Superior Well Services Investor Relations at (724) 465-8904 or investorrelations@swsi.com to schedule an appointment.

In the event there are not sufficient votes for a quorum or to approve the forgoing proposals at the time of the Annual Meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Rhys R. Reese
Secretary

March 29, 2010

PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER MEETING
TO BE HELD ON MAY 4, 2010
The Notice of Annual Meeting of Stockholders, our Proxy Statement for the
Annual Meeting and our Annual Report are available at
http://proxyvote.com.

Questions and Answers about the Annual Meeting and Voting	2
Proposal No. 1 — Election of Directors	7
Nominees and Existing Directors	8
Proposal No. 2 — Approval of the Material Terms of the Superior Well Services, Inc. Amended and Restated Incentive Compensation Plan for Purposes of Complying with the Requirements of Section 162(M) of the Internal Revenue Code	12
Introduction	12
Consequences of Failing to Approve the Proposal	12
Summary of the Amended Plan	13
Recapitalizations and Changes in Control	16
Miscellaneous Provisions	16
United States Federal Income Tax Consequences	17
New Plan Awards	19
Required Vote	19
Recommendation of the Board of Directors	20
Proposal No. 3 — Ratification of the Appointment of the Independent Registered Public Accounting Firm	21
Fees Paid to Schneider Downs & Co., Inc.	21
Audit Committee Pre-Approval Policies and Procedures	22
Security Ownership of Certain Beneficial Owners and Management	23
Corporate Governance	28
Code of Conduct	28
Code of Ethics for Financial Employees	28
Board Composition	29
Director Independence	29
Executive Sessions of the Independent Directors	29
Board Meetings	30
Board Committees	30
Director Nomination Process	32
Leadership Structure of the Board of Directors	33
The Board’s Role in Risk Oversight	34
Stockholder Communications Policy	34
Compensation Committee Interlocks and Insider Participation	34
Board Review Process	35
Director Attendance at the Annual Meeting of Stockholders	35
Executive Officers	36
Compensation Discussion and Analysis	37
Executive Compensation Overview	37
Executive Compensation Philosophy and Objectives	37
Overview of Executive Compensation Components	39
Base Salaries	40
Annual Cash Incentive	41
Long-Term Incentive Compensation	43
401(k) Retirement Plan	43

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SUPERIOR WELL SERVICES, INC.
1380 Rt. 286 East, Suite 121
Indiana, Pennsylvania 15701

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2010

This proxy statement and accompanying proxy card are being furnished to the common stockholders of Superior Well Services, Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board”). The proxies are to be voted at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Pittsburgh Int’l Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, at 9:00 a.m., Eastern Time, on Tuesday, May 4, 2010, and any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting. The Board is not aware of any other matters to be presented at the Annual Meeting.

This proxy statement and the accompanying proxy card, which are accompanied by our annual report to stockholders containing financial statements for the year ended December 31, 2009 (“annual report”), will be first mailed to stockholders on or about March 29, 2010. Stockholders are referred to the annual report for financial and other information about our business. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy statement.

Members of the Snyder family, together with our executive officers and directors, beneficially owned approximately 26% of the outstanding shares of our common stock as of March 12, 2010, the record date for the Annual Meeting. As a result, they have the power to significantly influence matters submitted to our stockholders, including the election of directors, approval of the material terms to the Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code and the ratification of the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm. We have been informed that these persons intend to cause the shares beneficially owned by them to be voted for the election of the nominees to the Board named herein and for the ratification of the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

We sent you this proxy statement and the accompanying proxy card because our Board is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and entitled to vote on the items of business described in this proxy statement.

Our notice of annual meeting, proxy statement and annual report are available at http://proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote upon the matters outlined in the notice of meeting, including the election of three Class II directors, approval of the material terms to the Amended and Restated Incentive Compensation Plan, the ratification of the appointment by the Audit Committee of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and consideration of any other matters properly presented at the meeting.

2.	What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. David E. Wallace, our Chief Executive Officer and Chairman of the Board, and Thomas W. Stoelk, our Vice President and Chief Financial Officer, have been designated by the Board to serve as proxies for the Annual Meeting.

3.	What is a proxy statement?

It is a document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you to sign a proxy card designating David E. Wallace and Thomas W. Stoelk each as proxies to vote on your behalf. The proxy statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about our Board and executive officers.

4.	Who may attend the Annual Meeting?

The Board has set March 12, 2010 as the record date for the Annual Meeting. All stockholders of record who owned shares of common stock at the close of business at 5:00 p.m., Eastern Time, on March 12, 2010, or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof, as may our invited guests. Please note that if you hold shares in “street name” (that is, in a brokerage account or through a bank or other nominee), you will need to bring a copy of a statement reflecting your share ownership as of March 12, 2010. Any person attending will need to bring personal identification and check in at the registration desk at the Annual Meeting.

5.	What is the record date and what does it mean?

The record date for the Annual Meeting is March 12, 2010. The record date is established by the Board as required by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to:

•	receive notice of the Annual Meeting; and

•	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

6.	Who can vote?

Each stockholder who owned common stock at the close of business on March 12, 2010, the record date, is entitled to one vote for each share of common stock held on all matters to be voted on. At the close of business on the record date, there were 30,915,823 shares of our common stock outstanding.

7.	What am I voting on?

You will be voting on the following three items of business at the Annual Meeting:

•	The election of three Class II directors, each to serve until the 2013 Annual Meeting or until his respective successor has been duly elected and qualified;

•	The approval of material terms to the Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

•	The ratification of the appointment by the Audit Committee of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

We are not aware of any other business to be conducted at the Annual Meeting.

8.	How many votes are required to hold the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is the presence, in person or by proxy, of a majority of the voting power of all outstanding shares of our common stock entitled to vote in the election of directors on the record date. Consequently, the presence of holders of at least 15,457,912 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

9.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record,” and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

•	Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

10.	What different methods can I use to vote?

If you are a stockholder of record, you may vote by mailing a completed proxy card, via the Internet, by telephone or in person at the Annual Meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. If you are a street name holder, you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Annual Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares. In addition, if you are a street name holder, you may vote by telephone or over the Internet if your bank or broker makes those methods available, in which case the bank or broker enclosed the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded.

11.	What are “abstentions” and “broker non-votes” and how are these votes treated?

An “abstention” occurs when a stockholder is present at the Annual Meeting but fails to vote or voluntarily withholds his or her vote for any of the matters upon which the stockholders are voting. Abstentions are considered “present” and “entitled to vote” and are included in the quorum calculations.

If you hold your shares in “street name,” you will receive instructions from your brokers or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of The NASDAQ Stock Market LLC. For Proposal No. 3 (Ratification of the Appointment of the Independent Registered Public Accounting Firm) to be voted on at the Annual Meeting, brokers and other nominees will have discretionary authority in the absence of timely instructions from you. There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposal No. 1 (Election of Directors) and Proposal No. 2 (Approval of Material Terms to the Amended and Restated Incentive Compensation Plan) to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

12.	What are my voting choices when voting for director nominees and what vote is needed to elect directors?

In the vote on the election of three Class II director nominees to serve until the 2013 Annual Meeting, you may:

•	vote “FOR” all nominees;

•	vote “WITHHOLD ALL” as to all nominees; or

•	vote “FOR ALL EXCEPT” as to specific nominees.

Pursuant to our Amended and Restated Bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the three director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. Withholding votes as to a particular director nominee will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the election of that nominee. Broker non-votes will not be taken into account in determining the outcome of the election of directors. You may not cumulate your votes in the election of directors.

The Board recommends a vote FOR each of the nominees.

13.	What are my voting choices when voting on the approval of material terms to the Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, and what vote is needed to approve this proposal?

In the vote on approving the material terms to the Amended and Restated Incentive Compensation Plan, you may:

•	vote “FOR” the proposal;

•	vote “AGAINST” the proposal; or

•	vote “ABSTAIN” on the proposal.

The proposal to approve the material terms to the Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code will require the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not treated as votes cast and therefore are not counted for purposes of determining whether a majority has been achieved.

The Board recommends a vote FOR the proposal to approve the material terms to the Amended and Restated Incentive Compensation Plan.

14.	What are my voting choices when voting on the ratification of the Audit Committee’s appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of Schneider Downs & Co., Inc., you may:

•	vote “FOR” the ratification;

•	vote “AGAINST” the ratification; or

•	vote “ABSTAIN” on the ratification.

Pursuant to our Amended and Restated Bylaws, the proposal to ratify the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. An abstention is treated as a vote cast and therefore has the same effect as voting “against” the proposal.

The Board recommends a vote FOR the ratification of the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm.

15.	What if I don’t specify a choice for a matter when returning my proxy?

You should specify your choice for each matter on the enclosed proxy. If you sign and return your proxy but do not give specific instructions, your proxy will be voted FOR the election of all director nominees and FOR the proposal to ratify the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm.

16.	What happens if additional proposals are presented at the Annual Meeting?

Other than the election of directors, approval of material terms to the Amended and Restated Incentive Compensation Plan, and the ratification of the appointment of the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our Amended and Restated Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting passed on February 4, 2010, and, accordingly, stockholders may not present proposals at the Annual Meeting.

17.	May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except to meet applicable legal requirements or to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

18.	Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•	timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

•	timely delivery of a valid, later-dated executed proxy card;

•	giving written notice of revocation to our Corporate Secretary, 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701, no later than later than 11:59 p.m., Eastern Time, on May 3, 2010; or

•	attending the Annual Meeting and voting your shares in person; however, attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

If you are a street name holder, you must follow the instructions on revoking your proxy, if any, provided by your bank or broker.

19.	What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent, American Stock Transfer & Trust Company. Please vote all of these shares. We recommend that you contact your broker and/or American Stock Transfer & Trust Company to consolidate as many accounts as possible under the same name and address. Please submit your request by mail to American Stock Transfer & Trust Company, Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by telephone at (800) 937-5449. American Stock Transfer & Trust Company may also be reached through its website at www.amstock.com.

20.	What is “householding”?

We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs as well as natural resources. Proxy materials and other stockholder communications to you may be householded based on your prior express or implied consent. If your proxy materials are being householded and you wish to receive separate copies of the proxy statement and/or annual report, or if you would like to opt out of this householding practice for future mailings, we will promptly deliver additional copies if you submit your request by mail to our transfer agent, American Stock Transfer & Trust Company, Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by telephone at (800) 937-5449. American Stock Transfer & Trust Company may also be reached through its website at www.amstock.com. You may also contact our transfer agent if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

21.	How do I get to the Annual Meeting?

You can find directions to the Annual Meeting by visiting our website at www.swsi.com and clicking on the “Investor Relations” link.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER MEETING
TO BE HELD
ON MAY 4, 2010
The Notice of Annual Meeting of Stockholders, our Proxy Statement for the
Annual Meeting and our Annual Report are available at
http://proxyvote.com.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The size of our Board is currently set at seven, divided into three classes serving staggered terms, with one class being elected each year to serve a three-year term. The three Class II Board members, whose terms expire at the 2010 Annual Meeting, are John A. Staley, IV, David E. Snyder and Edward J. DiPaolo. The Nominating and Corporate Governance Committee of our Board has approved and recommended, and our Board has unanimously nominated, each of Mr. Staley, Mr. Snyder and Mr. DiPaolo for re-election as Class II directors to serve until our 2013 Annual Meeting or upon a successor being duly elected and qualified.

Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the nominees listed below. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we accept a recommended nominee from any stockholders. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board. Stockholders may not cumulate their votes in the election of directors.

It is our policy for directors to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company. We expect all of our directors to be in attendance.

Nominees and Existing Directors

Information with respect to the directors nominated for re-election this year, as well as the directors whose terms expire in subsequent years, is presented below, as of March 12, 2010.

		Class I Directors
Name	Age	(terms expire in 2012)

Anthony J. Mendicino	62	Mr. Mendicino has served as a director on our Board since August 2005. Mr. Mendicino is the Chairman of our Audit Committee and is a member of our Compensation Committee and Nominating and Corporate Governance Committee. Mr. Mendicino retired in July 2007 from his principal occupation as the Senior Vice President — Finance and Chief Financial Officer of UGI Corporation, a Delaware corporation, a position he had held since December 2002. He previously served as Vice President — Finance and Chief Financial Officer of UGI Corporation from September 1998 to December 2002. UGI Corporation is a distributor and marketer of energy products and services. Mr. Mendicino was also Senior Vice President and Chief Financial Officer and a director from 1987 to 1996 of UTI Energy Corp., a diversified oil field service company. Mr. Mendicino’s prior oilfield service company experience, financial and accounting skills and independence from management led the Board to select him as a director. Mr. Mendicino holds a bachelor of science degree in civil engineering from Lehigh University and an MBA from the Wharton School of the University of Pennsylvania.

Mark A. Snyder	54	Mr. Snyder has served as a director on our Board since our formation in March 2005. Mr. Snyder’s principal occupation is as the Secretary of Snyder Associated Companies, Inc. and he has served in that capacity since June 1999. Snyder Associated Companies Inc. is a privately held natural resources and manufacturing company. He has served as a director and executive officer of Snyder Associated Companies, Inc. for over 30 years. Mr. Snyder also serves as the Secretary of each of Armstrong Cement & Supply Corp., Buffalo Valley Real Estate Co., Mark Ann Industries, Inc. and Snyder Brothers, Inc. and has served in that capacity since June 1999. Mr. Snyder serves as the Chairman and Chief Executive Officer for Sylvan, Inc., which is a privately owned international fungal product producer. He serves as a director for The Farmers and Merchants Bank of Western Pennsylvania, ACMH Hospital, Children’s Hospital of Pittsburgh Foundation, Brayman Construction Corporation, a privately held highway building contractor, and Greenleaf Corporation, a privately held tool manufacturer. Mr. Snyder’s energy company experience, financial and banking skills and the significance of his beneficial ownership of our common stock led the Board to select him as a director. Mr. Snyder holds an associates degree in mechanical engineering technology from Pennsylvania State University. Mark A. Snyder is the brother of David E. Snyder, who is also a member of our Board.

		Class II Directors
Name	Age	(directors nominated for re-election)

John A. Staley, IV	66	Mr. Staley has served as a director on our Board since June 2005. Mr. Staley is the Chairman of our Compensation Committee and is a member of our Audit Committee and Nominating and Corporate Governance Committee. Mr. Staley was a director of Boron LePore & Associates, Inc. from May 1997 to 2002. Mr. Staley was employed in various capacities with Federated Investors, from 1969 until 1994. From December 1977 until his retirement in September 1994, he served as President and Chief Executive Officer of Federated Research Corp., an investment management firm subsidiary of Federated Investors. He worked as a self- employed financial advisor from September 1994 through September 1996 and has been the President of Staley Capital Advisers, Inc., an investment advisory firm, from September 1996 to present. Mr. Staley’s position at Staley Capital Advisers, Inc. is his principal occupation. He is also a director of several private companies and a trustee emeritus of Duquesne University and the Children’s Hospital of Pittsburgh. Mr. Staley’s investment banking experience, financial and accounting skills and independence from management led the Board to select him as a director. Mr. Staley is a Certified Public Accountant and holds a bachelor of science degree from Duquesne University and an MBA in finance from Northwestern University’s Kellogg Graduate School of Business.
David E. Snyder	59	Mr. Snyder has served as a director on our Board since our formation in March 2005. Mr. Snyder is the President, Treasurer and a member of the Board of Snyder Associated Companies, Inc., a privately held natural resources and manufacturing company, and he has served as a director and executive officer of Snyder Associated Companies, Inc. for over 30 years. Mr. Snyder has also served as a director and executive officer of Armstrong Cement & Supply Corp., Mark Ann Industries, Inc. and Snyder Brothers, Inc. since June 1999. He currently serves as a director of The Farmers & Merchants Bank of Kittanning and of Sylvan, Inc., a privately owned international fungal products producer. Mr. Snyder’s energy company experience, financial and banking skills and the significance of his beneficial ownership of our common stock led the Board to select him as a director. Mr. Snyder holds a bachelor of science degree in business finance from Indiana University of Pennsylvania. David E. Snyder is the brother of Mark A. Snyder, who is also a member of our Board.
Edward J. DiPaolo	57	Mr. DiPaolo has served as a director on our Board since July 2006. Mr. DiPaolo is a member of our Audit Committee and Nominating and Corporate Governance Committee. Mr. DiPaolo’s principal occupation is as a consultant to Growth Capital Partners, L.P., an investment and merchant banking firm, and he has served in that capacity since August of 2003. From 1976 to 2002, Mr. DiPaolo was with Halliburton Company, most recently as Group Senior Vice President of Global Business Development. Previously, Mr. DiPaolo was the North American Regional Vice President and Far East

Class II Directors
Name	Age	(directors nominated for re-election)

Regional Vice President within Halliburton. Mr. DiPaolo currently serves on the Board of Evolution Petroleum Corporation, Boots and Coots International Well Control, Inc., and Willbros Group, Inc. Mr. DiPaolo is also an independent oil and gas producer and advises various private companies. Mr. DiPaolo’s prior oilfield service company experience, financial and accounting skills and independence from management led the Board to select him as a director. He received his undergraduate degree in agricultural engineering from West Virginia University in 1976 and serves on the Advisory Board of the West Virginia University College of Engineering.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF
THE NOMINEES FOR CLASS II DIRECTORS

		Class III Directors
Name	Age	(term expires in 2011)

Charles C. Neal	51	Mr. Neal has served as a director on our Board since June 2005. Mr. Neal is the Chairman of our Nominating and Governance Committee and is a member of our Audit Committee and Compensation Committee. Mr. Neal’s principal occupation is as a director and the President of Chas. A. Neal & Company, a privately held company with investments in oil and gas exploration and production, banking, private equity and marketable securities. He has held this position since 1989. Prior to that, he was with Merrill Lynch & Co. in investment banking. He is also a director of several privately held companies. He is a director and Chairman of The First National Bank & Trust Company of Miami and a director and President of First Miami Bancshares, Inc. Mr. Neal’s energy company experience, financial and accounting skills and independence from management led the Board to select him as a director. Mr. Neal holds a bachelor of arts degree in economics from the University of Oklahoma and a JD/MBA degree from the University of Chicago Law School and Graduate School of Business.
David E. Wallace	55	Mr. Wallace has over 30 years of experience in the oilfield services industry. Mr. Wallace’s principal occupation is as our Chief Executive Officer and Chairman of our Board, a position he has held since our formation in March 2005. Prior to the formation of Superior Well Services, Inc., he co- founded Superior Well Services, Ltd. and had been its Chief Executive Officer since its inception in 1997. Prior to co- founding Superior Well Services, Ltd., Mr. Wallace held various operational management and sales positions at Halliburton Energy Services, Inc. during his 20-year tenure with that company. Mr. Wallace’s oilfield service company experience, his tenure as co-founder and the significance of his beneficial ownership of our common stock led the Board to select him as a director. Mr. Wallace graduated with a bachelor of science in civil engineering degree from the University of Kentucky.

PROPOSAL NO. 2 — APPROVAL OF THE MATERIAL TERMS OF
THE SUPERIOR WELL SERVICES, INC. AMENDED AND
RESTATED INCENTIVE COMPENSATION PLAN FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Introduction

On March 19, 2010 our Board of Directors approved the Superior Well Services, Inc. Amended and Restated Incentive Compensation Plan, to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Superior Well Services, Inc. Amended and Restated Incentive Compensation Plan was initially approved by our stockholders in connection with our initial public offering in 2005 as the “2005 Stock Incentive Plan.” Upon its adoption, 2,700,000 shares of common stock were approved for issuance pursuant to the plan, and we are not requesting any additional shares at this time. On March 19, 2010 our Board of Directors approved the amendment and restatement of the plan to include the requisite provisions for Section 162(m) compliance, as well as to include an additional award element to the plan in the form of annual cash bonuses. In connection with such amendments, the plan has also been re-titled the Superior Well Services, Inc. Amended and Restated Incentive Compensation Plan (the “Amended Plan”).

The Amended Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) of the Code (“Section 162(m)”) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the our Chief Executive Officer and our three other most highly compensated officers (other than our principal financial officer) (“Covered Employees”) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). Section 162(m) potentially could apply to all awards under the Amended Plan, whether paid in cash or in shares of our common stock (the “common stock”). In addition to certain other requirements, in order for awards under the Amended Plan to constitute “performance-based compensation,” the material terms of the Amended Plan must be disclosed to and approved by our stockholders.

Under the Section 162(m) regulations, the material terms of the Amended Plan are (1) the maximum amount of compensation that may be paid to a participant under the Amended Plan in any fiscal year (which is described in detail below in the section titled “Summary of the Amended Plan — Individual Limits on Awards”), (2) the participants eligible to receive compensation under the Amended Plan (which is described in detail below in the section titled “Summary of the Amended Plan — Eligibility”), and (3) the business criteria on which the performance goals shall be based (which is described in detail below in the section titled “Summary of the Amended Plan — Performance Awards and Annual Incentive Awards”). We intend for awards under the Amended Plan to qualify for exemption from the deduction limitations of Section 162(m) where the plan administrator has determined that a Section 162(m) compliant award is appropriate. Accordingly, we are requesting that our stockholders approve the material terms of the Amended Plan for Section 162(m) purposes so that awards under the Amended Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible.

The full text of the Amended Plan is included in this proxy statement as Appendix A.

Consequences of Failing to Approve the Proposal

Failure of our stockholders to approve this Proposal No. 2 will not affect the rights of existing award holders under the Amended Plan or under any previously granted awards under the Amended Plan; failure to receive approval will not impact our ability to grant awards under the Amended Plan to participants that are not considered our Covered Employees on a going forward basis. However, if this Proposal No. 2 is not approved, the deductibility of awards granted to Covered Employees after the Annual Meeting (including awards granted with respect to shares of common stock that were previously authorized under the Amended Plan) may be reduced and we will be severely limited in our ability to grant awards to our Covered Employees, as none of them shall be eligible to receive Awards (as defined below) pursuant to the Amended Plan until and unless a proposal similar or identical to this Proposal No. 2 is later approved. Thus, we will be required to reevaluate our compensation structure as it relates to our executive officers.

Summary of the Amended Plan

The following summary provides a general description of the material features of the Amended Plan, and is qualified in its entirety by reference to the full text of the Amended Plan attached as Appendix A. The purpose of the Amended Plan is to provide incentives to our employees, officers, consultants, and advisors to devote their abilities and energies to our success. We intend to achieve the Amended Plan’s purpose by primarily providing grants of (1) incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”), (2) stock options that do not qualify as incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”), (3) restricted stock awards (“Restricted Stock Awards”), (4) phantom stock awards (“Phantom Stock”), (5) bonus stock and other stock-based awards, and (6) performance awards (“Performance Awards”), which, following the recent amendment to the plan, now include annual incentive awards (collectively referred to as “Awards”). Individual terms applicable to the various Awards, such as vesting or transferability, may be established by the Plan Administrator (as defined below) at the time of grant. Awards may currently be made under the Amended Plan only until July 27, 2015, although any outstanding awards in existence at such time will remain subject to the terms and conditions of the Amended Plan beyond that date.

Administration

The Compensation Committee of our Board of Directors will administer the Amended Plan for all participants. The Compensation Committee will consist solely of two or more directors who qualify as “outside directors” with the meaning of Section 162(m). For purposes of this Proposal No. 2, the term “Plan Administrator” will refer to the Compensation Committee of our Board. The Plan Administrator will administer the Amended Plan pursuant to its terms and all applicable state, federal, or other rules or laws. Unless otherwise limited by the Amended Plan, Rule 16b-3 of the Exchange Act, or any provisions of the Code, the Plan Administrator has broad discretion to administer the Amended Plan, interpret its provisions, and adopt policies for implementing the Amended Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the Amended Plan, terminate, modify or amend the Amended Plan (subject to ratification by the Board), and to execute all other responsibilities permitted or required under the Amended Plan.

Eligibility

The employees eligible to receive awards under the Amended Plan are our regular full-time or part-time employees, or those of our affiliates. Our consultants and advisors, including our directors, are also eligible to participate. We currently have 6 directors, 6 officers and approximately 190 employees eligible to participate in the Amended Plan. No consultants currently participate in the plan.

Individual Limits on Awards

Consistent with certain provisions of the Code, there are restrictions providing for a maximum number of shares of common stock that may be granted in any one year to a Covered Employee and a maximum amount of compensation payable as an award under the Amended Plan to a Covered Employee. No Covered Employee may receive an award covering, nor may any qualified Performance Award payment be made that constitutes, more than 270,000 shares of common stock. The maximum amount of Awards designed to be paid in cash, or the maximum amount of Awards for which the settlement is not based on a number of shares of common stock, shall have a dollar amount of $3,500,000. In the event that the Award is an Incentive Option, the value of the common stock covered by such an Award may not exceed $100,000 in any one year.

With respect to a grant of Incentive Options, a participant must be an employee of ours or an employee of a corporate subsidiary of ours and, immediately before the time the Incentive Option is granted, the participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of our stock of or the stock of any of our subsidiaries (a “10% Participant”) unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the common stock underlying the Incentive Option.

Shares Subject to the Amended Plan

Stock issued under the Amended Plan may come from authorized but unissued shares of our common stock, or from previously issued shares of common stock we have acquired in the open market. If there is a forfeiture, termination or other surrender of common stock that underlies an Award, or our common stock was used to pay withholding taxes or an Option exercise price, those shares will again be available for issuance under the plan unless an applicable law or regulation prevents such re-issuance. As of March 12, 2010, 1,061,000 shares of the reserved 2,700,000 shares available for issuance had been issued, 1,639,000 shares were available for future Awards, and 660,166 shares were subject to outstanding Awards under the Amended Plan.

Awards under the Amended Plan

Performance Awards and Annual Incentive Awards.  Under the Amended Plan, Performance Awards may be designed as performance-based awards that may or may not also be designed to qualify as “performance-based compensation” as defined in Section 162(m). The Plan Administrator may also grant Annual Incentive Awards based on performance criteria noted below for Performance Awards generally.

Following the approval by our stockholders of the material terms of the Amended Plan, the Plan Administrator may use any measures of performance described below it deems appropriate in establishing performance conditions, and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease the amounts payable under any Award based on such conditions. Further, if an eligible person is a Covered Employee, and the Plan Administrator determines that the contemplated Award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such Award will be contingent upon achievement of one or more pre-established performance goals based on business criteria set forth below.

In the case of an Award to a person who is a Covered Employee, performance goals will consist of one or more of the business criteria described below and targeted levels of performance with respect to each of such criteria as specified by the Plan Administrator. Performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and will otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m). One or more of the following business criteria for our company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of our company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Plan Administrator in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) return on invested capital; (5) return on equity; (6) change in the fair market value of our stock; (7) debt reduction; (8) operating margin; (9) net income; (10) pretax earnings before interest, depreciation and amortization; and (11) pretax earnings; any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Plan Administrator including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Certain adjustments may also be allowed to account for extraordinary circumstances that may occur during the applicable performance period.

All determinations by the Plan Administrator as to the establishment, amount and achievement of performance goals will be made in writing and the Plan Administrator may not delegate any responsibility relating to such Awards granted to Covered Employees under Section 162(m). The Plan Administrator will specify the circumstances under which Awards will be paid or forfeited if an Award holder is terminated before settlement.

The remaining discussion in this Proposal No. 2 related to Awards that may be issued pursuant to the Amended Plan, potential Change in Control scenarios, or the tax implications of the Amended Plan do not need the approval of our stockholders; they are provided here for convenience to our stockholders in order to give further context of the Amended Plan and its purposes and effects.

Options.  Under the Amended Plan, the Plan Administrator may grant Options to eligible persons, including (1) Incentive Options (only to our employees or the employees of our corporate subsidiaries) that comply with Section 422 of the Code and (2) Nonstatutory Options. The exercise price of each Option granted under the Plan will be stated in the Option agreement and may vary; provided, however, that the exercise price for an Option must not be less than 100% of the fair market value per share of the common stock as of the Option grant date. Options may be exercised as the Plan Administrator determines, but not later than 10 years from the date of grant (or in the case of a 10% Participant who has received an Incentive Option, five years). Incentive Options will not be granted after July 27, 2015. The Plan Administrator will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Plan Administrator, payment in common stock, other Awards, or other property) and the methods and forms in which common stock will be delivered to a participant.

The Plan Administrator will determine at the time of a grant of an Option whether to require forfeiture of the Options upon a termination of employment for any reason, or upon other events such as a “Change in Control” (as defined below).

Phantom Stock.  A Phantom Stock award provides the right to receive shares of common stock, or the fair market value thereof, or the rights to receive an amount equal to any appreciation or increase in the fair market value of common stock over a specified time. The term of a share of Phantom Stock will be for a period determined by the Plan Administrator. Phantom Stock may be paid in cash, common stock or a combination of cash and common stock, as the Plan Administrator provides in the Award agreement governing the Phantom Stock. If a cash payment is to be made, the payment will be calculated using the fair market value of the common stock on the payment date (or such other dates as may be specified by the Compensation Committee in the Phantom Stock Award agreement). Cash dividend equivalents may be paid during or following the vesting period of the Phantom Stock, as determined by the Compensation Committee.

Restricted Stock Awards.  The Restricted Stock Award has traditionally been our most commonly utilized equity-based compensation award. A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Plan Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Plan Administrator. The Plan Administrator will determine at the time of grant whether the holder of a Restricted Stock Award has rights as a stockholder, including the right to receive dividends on the common stock subject to the Restricted Stock Award. Unless otherwise determined by the Plan Administrator, common stock distributed to a holder of a Restricted Stock Award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant.

Bonus Stock and Other Stock-based Awards.  The Plan Administrator is authorized to grant common stock as a bonus. The Plan Administrator will determine any terms and conditions applicable to grants of common stock or other Awards, including performance criteria associated with an Award, if any. Any grant of common stock to one of our officers or to an officer of one of our subsidiaries in lieu of salary or other cash compensation will be reasonable, as determined by the Plan Administrator. The Plan Administrator may also grant Awards that may be denominated or payable in, or otherwise valued in reference to the common stock.

These Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, Awards with a value and payment contingent on the performance of the common stock, or Awards valued by reference to the book value of the common stock.

Recapitalizations and Changes in Control

Recapitalization Adjustment

If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Plan Administrator as to the number and price of shares subject to an Award. No adjustment will be made, however, if such an adjustment would cause an award intended to qualify as performance-based compensation to fail under Section 162(m) of the Code, or would cause an Incentive Option to fail under Section 422 of the Code.

Change in Control (Corporate Change)

Upon a change in control, unless specifically addressed within the terms of an employment agreement, the Plan Administrator shall have the discretion to take any of the following actions, or, where the Plan Administrator determines it would be appropriate, to take no action at all: (1) accelerate the time to which Options may be exercisable in full; (2) require the surrender of an Award in exchange for a cash payment; or (3) make any such adjustments as the Plan Administrator determines appropriate.

The Plan calls a change in control a “Corporate Change,” and shall include the following situations: (1) we are not the surviving entity in any merger or consolidation; (2) we sell, lease or exchange or agree to sell, lease or exchange, substantially all of our assets to any other person or entity; (3) we are to be dissolved or liquidated; (4) any person or group of persons acquires ownership of our common stock that constitutes more than 50% of the outstanding voting shares of our common stock; or (5) as a result or in connection with a contested election of directors, a majority of the members of our Board of Directors is replaced.

Miscellaneous Provisions

Termination of Employment

Individuals must be employed by, or providing services to, us or one of our affiliates in order to receive payment or settlement of an Award under the Amended Plan, unless the Plan Administrator has provided for alternative treatment in the individual Award agreement.

Discontinuance or Amendment of the Plan

Our Board of Directors may discontinue the Amended Plan, or amend the terms of the Amended Plan as permitted by applicable statutes, except that it may not revoke or unfavorably alter any outstanding Award. Our Board of Directors may also not amend the Amended Plan without stockholder approval where such approval is required by Rule 16b-3 of the Exchange Act, or any other applicable law or regulation. Amendments that are required to be approved by our stockholders under the rules of any stock exchange on which our common stock is trading will be approved by our stockholders at the next annual meeting following such an amendment. The Amended Plan specifically notes that the Board of Directors shall not make the following amendments without stockholder approval: (1) increase the number of shares of common stock available for issuance pursuant to the Amended Plan, or (2) amend or delete the provision of the Amended Plan that prohibits stock option repricing.

Tax Withholding

We are entitled to withhold the amount of any tax attributed to any award granted under the Amended Plan, at such times as we deem necessary or appropriate under the laws in effect at such time.

United States Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the Amended Plan based on federal income tax laws in effect on March 19, 2010. This summary applies to the Amended Plan as normally operated and is not intended to provide or supplement tax advice to eligible participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Tax Consequences to Grantees under the Amended Plan

Incentive Options; Nonstatutory Options; Phantom Stock.  Participants will not realize taxable income upon the grant of a Nonstatutory Option or a share of Phantom Stock. Upon the exercise of a Nonstatutory Option or share of Phantom Stock, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (1) the amount of cash and the fair market value of the common stock received, over (2) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a share of Phantom Stock, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. We will generally be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to a federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an Incentive Option or Nonstatutory Option, the tax consequences of the reload option will be as provided above for an Incentive Option or Nonstatutory Option, depending on whether the reload option itself is an Incentive Option or Nonstatutory Option.

The Amended Plan generally provides that the Awards may only be transferred according to the laws of descent and distribution; the Amended Plan allows the Plan Administrator to permit the transfer of Awards only in limited circumstances, such as a qualified domestic relations order or to certain family members with the Plan Administrator’s prior consent.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or a share of Phantom Stock. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If Nonstatutory Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (1) the annual exclusion of $13,000 per donee, (2) the transferor’s lifetime unified credit, or (3) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of a share of Phantom Stock.

Restricted Stock Awards; Performance Awards; Cash Awards.  A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock Award in the form of Performance Awards denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or common stock in settlement of the Awards in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award, Performance Award or Bonus Stock Award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when (1) the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code or (2) the common stock is received, in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to our Company

In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or the ability of one of the company’s subsidiaries, as applicable) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of one of the company’s subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Plan Administrator. Performance Awards intended to comply with Section 162(m) may not be granted in a given period if such Awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. As previously noted, under the Amended Plan, a participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 270,000 shares of common stock or, with respect to Awards not related to shares of common stock, $3,500,000 in any given fiscal year. Although the Amended Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Plan Administrator may determine that it is in our best interests not to satisfy the requirements for the exception.

New Plan Awards

The awards, if any, that will be made to eligible participants under the Amended Plan are subject to the discretion of the Plan Administrator, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees or directors under the Amended Plan, as proposed to be amended, and therefore no New Plan Benefits Table is provided. There are also no option awards to report, as no options have been granted under the Amended Plan.

Required Vote

Approval of the proposed adoption of the material terms of the Amended Plan requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the adoption of the material terms of the Amended Plan.

Recommendation of the Board of Directors

Our Board of Directors believes strongly that the approval of the material terms of the Amended Plan is essential to our continued success. Our employees are one of our most valuable assets. Awards such as those provided under the Amended Plan are vital to our ability to attract and retain outstanding and highly skilled individuals such as our named executive officers. Such awards also are crucial to our ability to motivate employees to achieve our goals. Our Board of Directors believes that it is in the best interest of our stockholders to ensure that we are allowed to deduct any compensation associated with these Awards and to continue providing both short and long-term incentives to the named executive officers. For the reasons stated above the stockholders are being asked to approve the material terms of the Amended Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF
THE SUPERIOR WELL SERVICES, INC.
AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Schneider Downs & Co., Inc. to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2010. Schneider Downs & Co., Inc. has served as our auditors since our inception in 2005. The Audit Committee has been advised by Schneider Downs & Co., Inc. that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Schneider Downs & Co., Inc. to our stockholders for ratification.

In the event that the selection of an independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

One or more representatives of Schneider Downs & Co., Inc. are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

Fees Paid to Schneider Downs & Co., Inc.

The following table shows the aggregate fees billed by and paid to Schneider Downs & Co., Inc. in each of the last two fiscal years for the services indicated:

	2008	2009
	(In thousands)

Audit Fees	$712	$518
Audit-Related Fees	148	12
Tax Fees	37	23
All Other Fees	—	—

Total	$897	$553

All audit and non-audit fees must be pre-approved by the Audit Committee. The Audit Committee pre-approved 100% of the audit and non-audit services performed by Schneider Downs & Co., Inc. during 2008 and 2009. The Audit Committee has not authorized a pre-approval waiver for any audit or non-audit fees or services.

Audit Fees.  Fees for audit services include fees incurred for services performed in association with the annual financial statement audit, audit assistance in connection with regulatory filings and related matters, procedures performed in connection with the review of our internal control structure as required by Section 404 of Sarbanes-Oxley Act of 2002 and the reviews of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Audit-Related Fees.  Fees for audit-related services are fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported above under “Audit Fees” and principally include due diligence in connection with acquisitions and accounting consultations, and consultations on financial accounting and reporting matters.

Tax Fees.  Fees for tax service include tax compliance, tax advice and tax planning, including, but not limited to, tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign tax returns (including expatriate tax return preparation).

All Other Fees.  All other fees include fees for services not included in audit fees, audit-related fees and tax fees. No other fees were paid in fiscal 2008 and 2009.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by Schneider Downs & Co., Inc. of certain audit and non-audit services. Schneider Downs & Co., Inc. may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Schneider Downs & Co., Inc. may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved, by category, the performance by Schneider Downs & Co., Inc. of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $25,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chairperson the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes-Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Schneider Downs & Co., Inc. Any pre-approval granted by the chairperson is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives an annual report detailing the prior year’s expenditures consistent with the SEC’s accountant fee disclosure requirements.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF SCHNEIDER DOWNS & CO., INC. AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 12, 2010 (except as otherwise indicated) by:

•	each person or group that is known to us to beneficially own more than 5% of our issued and outstanding common stock;

•	each director nominee, incumbent director and each executive officer named in “Summary Compensation Table” below; and

•	all directors and current executive officers as a group.

None of the shares are pledged as security, and we are not aware of any other arrangement, the operation of which may subsequently result in a change of control of our company.

	Amount and
	Nature of
	Beneficial
Name and Address of Beneficial Owner(1)	Ownership	Percent of Class(2)

C. H. Snyder, Jr.(3)	1,456,708	4.7%
Dennis C. Snyder(4)	2,201,742	7.1%
Richard G. Snyder(5)	3,114,183	10.1%
David E. Snyder(6)	2,742,160	8.9%
Mark A. Snyder(7)	3,650,094	11.8%
Thomas C. Snyder(8)	1,472,708	4.8%
Snyder Associated Companies, Inc.(9)	1,332,827	4.3%
Chilton Investment Company, LLC(10)	2,349,163	7.6%
Wellington Management Company, LLP(11)	1,704,700	5.5%
Wexford Capital LP(12)	3,000,000	9.7%
FMR LLC(13)	1,722,700	5.6%
Harbinger Capital Partners Master Fund I, LTD(14)	1,714,300	5.6%
Jacob B. Linaberger(15)	1,017,688	3.3%
David E. Wallace(16)	1,133,067	3.7%
Rhys R. Reese(17)	976,500	3.2%
Thomas W. Stoelk(18)	30,867	*
Daniel Arnold(19)	25,071	*
Michael J. Seyman(20)	24,397	*
Anthony J. Mendicino(21)	20,000	*
Charles C. Neal(22)	25,000	*
John A. Staley, IV(23)	20,000	*
Edward J. DiPaolo(24)	20,500	*
Royce & Associates, LLC(25)	3,513	*
All directors and current executive officers as a group (12 persons)	8,120,466	26.3%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Superior Well Services, Inc., 1380 Rt. 286 East, Suite 121, Indiana, PA 15701 and each beneficial owner has sole voting and dispositive power over such shares.

(2)	Based upon an aggregate of 30,915,823 shares outstanding, which includes 660,166 outstanding restricted shares issued pursuant to our stock incentive plan.

(3)	Mr. C. H. Snyder, Jr. directly owns 4,000 shares and indirectly owns 1,332,827 shares through Snyder Associated Companies, Inc. Mr. C. H. Snyder, Jr. is a shareholder of Snyder Associated Companies, Inc., serves as its Executive Vice President and is a member of its board of directors. As such, Mr. C. H. Snyder, Jr. may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. In addition, of the shares indicated as beneficially owned by Mr. C. H. Snyder, Jr., 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. C. H. Snyder, Jr. is an executive officer and director of Buffalo Valley Real Estate Co., and, as such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Co. The address of Mr. C. H. Snyder, Jr. is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(4)	Of the shares indicated as beneficially owned by Mr. Dennis C. Snyder, no shares are directly owned by him and 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Dennis C. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Dennis C. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. In addition, of the shares indicated as beneficially owned by Mr. Dennis C. Snyder, 868,915 shares are indirectly owned by him through the C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust, which directly owns the shares. Mr. Dennis C. Snyder is a trustee and contingent beneficiary of the C. H. Snyder, Jr. Grantor Retained Annuity Trust, and, as such, he may be deemed to have voting and dispositive power over the shares directly owned by the C. H. Snyder, Jr. Grantor Retained Annuity Trust. The address of Mr. Dennis C. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(5)	Of the shares indicated as beneficially owned by Mr. Richard G. Snyder, 912,441 shares are directly owned by him and 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Richard G. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Richard G. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. In addition, of the shares indicated as beneficially owned by Mr. Richard G. Snyder, 868,915 shares are indirectly owned by him through the C. H. Snyder, Jr. 2010 Grantor Retained Annuity Trust, which directly owns the shares. Mr. Richard G. Snyder is a trustee and contingent beneficiary of the C. H. Snyder, Jr. Grantor Retained Annuity Trust, and, as such, he may be deemed to have voting and dispositive power over the shares directly owned by the C. H. Snyder, Jr. Grantor Retained Annuity Trust. The address of Mr. Richard G. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(6)	Of the shares indicated as beneficially owned by David E. Snyder, 1,269,452 shares are directly owned by him, including 12,250 restricted shares issued to him pursuant to our stock incentive plan, and 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. David E. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its President and Treasurer and is a member of its board of directors. As such, Mr. David E. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. Of the shares indicated as beneficially owned by Mr. David E. Snyder, 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. David E. Snyder is an executive officer and director of Buffalo Valley Real Estate Co. As such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Company. Of the shares indicated as beneficially owned by Mr. David E. Snyder, 20,000 shares are indirectly owned by him through the Elmer A. & Annabelle C. Snyder Irrevocable Separate Shares Great-Grandchildren Trust, which directly owns the 20,000 shares. Mr. David E. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. The address of Mr. David E. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(7)	Of the shares indicated as beneficially owned by Mark A. Snyder, 1,109,684 shares are directly owned by him, including 12,250 restricted shares issued to him pursuant to our stock incentive plan, and 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Mark A. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Secretary and is a member of its board of directors. As such, Mr. Mark A. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. Mark A. Snyder is an executive officer and director of Buffalo Valley Real Estate Co. As such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Co. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 20,000 shares are indirectly owned by him through the Elmer A. & Annabelle C. Snyder Irrevocable Separate Shares Great-Grandchildren Trust, which directly owns the 20,000 shares. Mr. Mark A. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 945,758 shares are indirectly owned by him through the Thomas C. Snyder 2008-A Grantor Retained Annuity Trust, which directly owns the 945,758 shares. Mr. Mark A. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. Of the shares indicated as beneficially owned by Mr. Mark A. Snyder, 241,825 shares are indirectly owned by him through the Thomas C. Snyder 2010 Grantor Annuity Trust which directly owns 241,825 shares. Mr. Mark A. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. The address of Mr. Mark A. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(8)	Of the shares indicated as beneficially owned by Thomas C. Snyder, 1,332,827 shares are indirectly owned by him through Snyder Associated Companies, Inc., which indirectly owns the shares through Snyder Industries, Inc., its wholly owned subsidiary. Mr. Thomas C. Snyder is a shareholder of Snyder Associated Companies, Inc., serves as its Vice President and is a member of its board of directors. As such, Mr. Thomas C. Snyder may be deemed to have voting and dispositive power over the shares indirectly owned by Snyder Associated Companies, Inc. Of the shares indicated as beneficially owned by Mr. Thomas C. Snyder, 119,881 shares are indirectly owned by him through Buffalo Valley Real Estate Co., which directly owns the 119,881 shares. Mr. Thomas C. Snyder is an executive officer and director of Buffalo Valley Real Estate Co. As such, he may be deemed to have voting and dispositive power over the shares directly owned by Buffalo Valley Real Estate Company. Of the shares indicated as beneficially owned by Mr. Thomas C. Snyder, 20,000 shares are indirectly owned by him through the Elmer A. & Annabelle C. Snyder Irrevocable Separate Shares Great-Grandchildren Trust, which directly owns the 20,000 shares. Mr. Thomas C. Snyder is a trustee of such trust. As such, he may be deemed to have voting and dispositive power over the shares directly owned by such trust. Additionally, Mr. Snyder’s wife is a custodian of a UGMA account for his step-grandchild and, as such, he may be deemed to have voting and dispositive power over the 1,000 shares directly owned by such account. The address of Mr. Thomas C. Snyder is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(9)	Snyder Associated Companies, Inc. indirectly owns the 1,332,827 shares through Snyder Industries, Inc., its wholly owned subsidiary. The address of Snyder Associated Companies, Inc. is One Glade Park East, P.O. Box 1022, Kittanning, PA 16201.

(10)	Based on the Schedule 13G report filed by this security holder with the SEC on February 12, 2010, Chilton Investment Company, LLC, as an investment adviser registered under section 203 of the Investment Advisers Act of 1940, reported a total aggregate amount beneficially owned of 2,349,163 shares, sole voting power of 2,349,163 shares and sole dispositive power of 2,349,163 shares. The address of Chilton Investment Company, LLC is 1266 East Main Street, 7th Floor, Stamford, CT 06902.

(11)	Based on the Schedule 13G report filed by this security holder with the SEC on February 12, 2010, Wellington Management Company, LLP, as an investment adviser registered under section 203 of the Investment Advisers Act of 1940, reported a total aggregate amount beneficially owned of 1,704,700 shares, shared voting power of 869,700 shares and shared dispositive power of 1,704,700 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(12)	Based on the joint Schedule 13G report filed with the SEC on February 11, 2010 by this security holder, Diamondback Holdings, LLC, Wexford GP LLC, Charles E. Davidson and Joseph M. Jacobs, the reporting persons reported a total aggregate amount beneficially owned of 3,000,000 shares, shared voting power of 3,000,000 shares and shared dispositive power of 3,000,000 shares, upon conversion of 75,000 shares of Series A Preferred Stock. The address of Wexford Capital LP is 411 West Putnam Avenue, Greenwich, Connecticut 06830.

(13)	Based on the joint Schedule 13G report filed with the SEC on February 16, 2010 by this security holder and Edward C. Johnson, the reporting persons reported a total aggregate amount beneficially owned of 1,722,700 shares, sole voting power of 290,900 shares and sole dispositive power of 1,722,700 shares. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(14)	Based on the joint Schedule 13G report filed with the SEC on January 4, 2010 by this security holder, Harbinger Capital Partners LLC, Harbinger Holdings, LLC and Philip Falcone, the reporting persons reported a total aggregate amount beneficially owned of 1,714,300 shares, shared voting power of 1,714,300 shares and shared dispositive power of 1,714,300 shares. The address of Harbinger Capital Partners Master Fund 1, LTD. is International Fund Services (Ireland) Limited, Third Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland.

(15)	Of the shares indicated as beneficially owned by Jacob B. Linaberger, 1,012,688 shares are directly owned by him, including 23,300 restricted shares issued to him pursuant to our stock incentive plan. 5,000 shares are indirectly owned by him through his wife, Filomena Linaberger, who directly owns the shares.

(16)	Includes 33,950 restricted shares issued pursuant to our stock incentive plan that are directly owned by David E. Wallace.

(17)	Includes 23,300 restricted shares issued pursuant to our stock incentive plan that are directly owned by Rhys R. Reese.

(18)	Includes 21,300 restricted shares issued pursuant to our stock incentive plan that are directly owned by Thomas W. Stoelk.

(19)	Includes 18,450 restricted shares issued pursuant to our stock incentive plan that are directly owned by Daniel Arnold.

(20)	Includes 11,200 restricted shares issued pursuant to our stock incentive plan that are directly owned by Michael J. Seyman.

(21)	Includes 12,050 restricted shares issued pursuant to our stock incentive plan that are directly owned by Anthony J. Mendicino. The address of Mr. Mendicino is 212 S Springmill Road, Villanova, PA 19085.

(22)	Of the shares indicated as beneficially owned by Charles C. Neal, 12,050 restricted shares issued pursuant to our stock incentive plan are directly owned by him and 5,000 shares are indirectly owned by him through Chas. A. Neal & Company. Charles C. Neal is a director and the President of Chas. A. Neal & Company, and may be deemed to have voting and dispositive power over the shares directly owned by Chas. A. Neal & Company. Mr. Neal’s address is 25 First Ave. N.E. P.O. Box 269, Miami, OK 74355.

(23)	Includes 12,050 restricted shares issued pursuant to our stock incentive plan that are directly owned by John A. Staley, IV. Mr. Staley’s address is One Oxford Centre, Suite 3950, Pittsburgh, PA 15219.

(24)	Includes 13,550 restricted shares issued pursuant to our stock incentive plan that are directly owned by Edward J. DiPaolo. The 500 shares indicated as beneficially owned by Edward J. DiPaolo are owned indirectly through Hickory Hills Investments, Ltd. Mr. DiPaolo is a limited partner of Hickory Hills Investments, Ltd., and may be deemed to have voting and dispositive power over the shares directly owned by Hickory Hills Investments, Ltd. Mr. DiPaolo’s address is 15814 Champions Forest Drive, #235, Spring, TX 77379.

(25)	Based on the Schedule 13G/A report filed by this security holder with the SEC on February 9, 2010, Royce & Associates, LLC, as an investment adviser registered under section 203 of the Investment Advisers Act of 1940, reported a total aggregate amount beneficially owned of 3,513 shares, sole voting power of 3,513 shares and sole dispositive power of 3,513 shares. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

CORPORATE GOVERNANCE

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which includes series of corporate governance principles applicable to all our employees, officers and directors, and is designed to affirm our high standards of business conduct and to emphasize the importance of integrity and honesty in the conduct of our business. We believe that the ethical foundations outlined in our Code of Conduct are critical to our ongoing success. The Code of Conduct is distributed to all of our employees and is posted on the “Investor Relations — Corporate Governance” portion of our public website at www.swsi.com.

The Code of Conduct addresses, among other matters, the following:

•	ethics;

•	human resources policies;

•	protection of property;

•	corporate communications;

•	securities and insider trading;

•	conflicts of interest and confidentiality;

•	antitrust;

•	records retention; and

•	reporting violations.

Code of Ethics for Financial Employees

We have adopted a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”), which applies to our Chief Executive Officer and each of our senior financial officers (including our principal financial officer and our principal accounting officer and controller), and complies with the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics is intended to deter wrongdoing and to promote, among other things, the following principles:

•	act with honesty, integrity and in an ethical manner;

•	promptly disclose to the Board any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest between such officer’s personal and professional relationships;

•	respect and maintain the confidentiality of information acquired in the course of his or her work, except when authorized or otherwise legally obligated to disclose such information, and not use confidential information acquired in the course of his or her work for personal advantage;

•	promote ethical behavior in the work environment;

•	responsibly use and control all assets and resources employed by or entrusted to him or her;

•	ensure that accounting entries are promptly and accurately recorded and properly documented and that no accounting entry intentionally distorts or disguises the true nature of any business transaction;

•	prohibit the establishment of any undisclosed or unrecorded funds or assets for any purpose and provide for the proper and prompt recording of all disbursements of funds and all receipts;

•	maintain books and records that fairly and accurately reflect our business transactions;

•	devise, implement, maintain and monitor internal controls sufficient to assure that financial record-keeping objectives are met;

•	comply with generally accepted accounting standards and practices, rules, regulations and controls;

•	perform responsibilities with a view to causing our public communications, including periodic and other reports we file with the SEC, to be made on a timely basis with appropriate disclosures;

•	sign only those reports and other documents, including filings with the SEC, that he or she believes to be accurate and truthful;

•	not make, or tolerate to be made, false statements or entries for any purpose in our books and records or in any internal or external correspondence, memoranda or communication of any type, including telephone or electronic communications;

•	comply, as appropriate and with the advice of counsel (as necessary), with rules, laws, and regulations of federal, state and local governments;

•	not knowingly be a party to any illegal activity or engage in any act that will discredit his or her profession or us; and

•	promptly report to the Audit Committee of the Board any situation where the Code of Ethics or any of our other policies or conduct codes, or any law applicable to us or our employees, is being violated.

The Code of Ethics is posted on the “Investor Relations — Corporate Governance” portion of our public website at www.swsi.com.

Board Composition

The Board is responsible for the supervision of our overall affairs. During 2009, the Board was composed of Edward J. DiPaolo, Charles C. Neal, David E. Snyder, Mark A. Snyder, John A. Staley, IV, Anthony J. Mendicino and David E. Wallace. To assist in carrying out its duties, the Board has delegated authority to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. For more information relating to the duties and composition of these committees, please see the sections below entitled “Board Meetings” and “Board Committees.”

Director Independence

It is important to our company for investors to have confidence that the individuals serving as independent directors on our Board do not have a relationship with us that would impair their independence. Under the rules of The NASDAQ Stock Market LLC (the “Nasdaq Rules”), our Board has a responsibility to make an affirmative determination that no such relationships exist. The Nasdaq Rules generally provide that an “independent director” is a person other than an officer or employee of Superior Well Services, Inc. or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also provide specific criteria that, if met, disqualify a director from being independent.

The Board has determined that, Charles C. Neal, Anthony J. Mendicino, Edward J. DiPaolo and John A. Staley, IV each qualify as an independent director under the Nasdaq Rules. David E. Wallace is not considered independent because he currently serves as our Chairman and Chief Executive Officer. Mark A. Snyder and David E. Snyder are not considered independent because they are affiliates of Snyder Associated Companies, Inc., which has business relationships with Superior Well Services, Inc.

Executive Sessions of the Independent Directors

In accordance with the Nasdaq Rules, the independent directors meet in executive session without management or non-management directors who are not independent at each regularly scheduled Board meeting. Mr. Neal was the presiding director at these sessions.

Board Meetings

During fiscal 2009, the Board held 17 meetings of the full Board. Each director attended at least 75% of the aggregate number of meetings of the Board.

It is the policy of the Board that directors are encouraged to attend each meeting of stockholders, and all of the directors attended the 2009 Annual Meeting of Stockholders.

Board Committees

Our Board currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance committees. No incumbent director attended fewer than 75% of the total number of committee meetings held by committees of the Board on which he served during the period that he served on such committee. Each of these committees has a written charter approved by the Board. These charters are available on the “Investor Relations — Corporate Governance” portion of our website at www.swsi.com. We will also furnish copies of any charter to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701 or to investorrelations@swsi.com.

Audit Committee.  The Audit Committee has been established to assist the Board in:

•	overseeing the quality and integrity of our financial statements and other financial information we provide to any governmental body or the public;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing the independent registered public accounting firm’s qualifications and independence;

•	overseeing the performance of our internal audit function and independent registered public accounting firm;

•	overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and the Board have established;

•	facilitating an open avenue of communication among the registered independent accountants, financial and senior management, and the Board, with the registered independent accountants being accountable to the Audit Committee; and

•	performing such other duties as are directed by the Board.

In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements, and confirms the independence of our independent registered public accounting firm. The Audit Committee also meets with our management and external auditors regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate, or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

During 2009, the Audit Committee met five times. The Audit Committee is comprised of Mr. DiPaolo, Mr. Neal, Mr. Staley and Mr. Mendicino. Mr. Mendicino serves as chair of the Audit Committee. All members of the Audit Committee are independent as that term is defined in the Nasdaq Rules and as that term is defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that each member of the Audit Committee is financially literate and that Mr. Mendicino has the necessary accounting and financial expertise to serve as chairman. Our Board has determined that Mr. Mendicino is an “audit committee financial expert” following a determination that Mr. Mendicino met the criteria for such designation under the SEC rules and regulations. For information regarding Mr. Mendicino’s relevant business experience, see “Proposal No. 1 — Election of Directors — Nominees and Existing Directors.”

The report of the Audit Committee appears under the heading “Report of the Audit Committee” below.

Compensation Committee.  The Compensation Committee’s function is to support the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. In this regard, the Board and Compensation Committee seek to align total compensation for our Chief Executive Officer and other senior executives with the long-term interests of our stockholders. The Compensation Committee oversees our stock incentive plan. All members of the Compensation Committee are independent as that term is defined in the Nasdaq Rules.

During 2009, the Compensation Committee met four times and was composed of Mr. DiPaolo, Mr. Neal, Mr. Mendicino and Mr. Staley. Mr. Staley served as the chair of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under the Nasdaq Rules.

The report of the Compensation Committee appears under the heading “Report of the Compensation Committee” below.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	oversee our company’s plans, policies and programs to compensate our employees;

•	review whether the compensation plans, policies, and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices;

•	review, approve and recommend all actions relating to compensation, promotion and employment-related arrangements for the CEO and Specified Officers (as that term is defined in the Compensation Committee’s charter), including severance arrangements;

•	determine our policy with respect to the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, and when compensation may be paid by us that is not deductible for federal income tax purposes;

•	review, approve and recommend any other incentive or bonus plans applicable to the CEO and Specified Officers;

•	review, approve and recommend director compensation;

•	administer awards under and make recommendations to the Board with respect to incentive compensation and equity-based plans;

•	review the Compensation Disclosure & Analysis and recommend its inclusion in the Annual Report on Form 10-K or proxy statement;

•	select an appropriate peer group or peer groups against which our total executive compensation program is measured;

•	review and recommend goals and objectives relevant to the compensation of the CEO and executive officers and evaluate performance in light of those goals and objectives; and

•	review and recommend major changes to, and take administrative actions associated with, any other forms of non-salary compensation under its purview.

Additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation are discussed in “Compensation Discussion and Analysis” below.

Nominating and Governance Committee.  The Nominating and Governance Committee (the “Governance Committee”) is appointed by the Board to ensure that the Board governance system performs well. During 2009, the Governance Committee held three meetings. During 2009, the Governance Committee was comprised of Mr. DiPaolo, Mr. Neal, Mr. Mendicino and Mr. Staley. Mr. Neal served as the chair of the Governance Committee. Each member of the Governance Committee qualifies as an independent director under the Nasdaq Rules.

The purposes of the Governance Committee include:

•	assist the Board by identifying individuals qualified to become Board members and to recommend that the Board select the director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each committee of the Board;

•	advise the Board about appropriate composition of the Board and its committees;

•	advise the Board about, develop and recommend to the Board appropriate corporate governance practices and to assist the Board in implementing those practices;

•	lead the Board in its annual review of the performance of the Board and its committees; and

•	perform such other functions as the Board may assign to the Governance Committee from time to time.

Director Nomination Process

Qualification and Nomination of Director Candidates

The Governance Committee has the responsibility under its charter to recommend nominees for election as directors to the Board.

In considering candidates for the Board, the Governance Committee considers the entirety of each nominee’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Governance Committee’s perceptions about future issues and needs. However, while the Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Governance Committee may consider, among other factors, skills, experience in the context of the needs of the Board, independence, whether prospective nominees have relevant business and financial experience, industry or other specialized expertise and high moral character, as well as diversity and age. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Governance Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the Governance Committee or stockholder recommendations (provided the procedures set forth below are followed). The Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the Governance Committee may consider previous experience as a member of the Board.

Recommendation of Director Candidates by Stockholders

Stockholders or a group of stockholders may recommend potential nominees for consideration for nomination by the Governance Committee by sending a written request to our Corporate Secretary at the our principal executive offices, Superior Well Services, Inc., 1380 Rt. 286 East, Suite #121, Indiana, Pennsylvania

15701 not earlier than the close of business on the 120th calendar day and not later than the 90th calendar day before the first anniversary of the date of the preceding year’s annual meeting. The written request must include the proposed nominee’s name, contact information and qualifications, as well as any additional information required by Items 401, 403 and 404 of SEC Regulation S-K. The request must also include the potential nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The request must also describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the proposed nominee regarding the nomination, as well as all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding us and whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of shares of common stock that the stockholder or group beneficially owns, the period of time the stockholder or group has beneficially owned the shares and whether the stockholder or group of stockholders has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders. Additional information may be requested from time to time by the Governance Committee from the proposed nominee or the stockholder. Acceptance of a recommendation for consideration does not imply that the Governance Committee will nominate the proposed nominee.

The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting; provided that they comply with the requirements described in the section of this proxy statement entitled “Stockholder Proposals and Director Nominations.”

Leadership Structure of the Board of Directors

The Board believes it is not in our stockholders’ best interests to adopt a policy that the Chairman of the Board may not have served as one of our executive officers. The Chairman of the Board position demands an individual with strong leadership skills and a comprehensive knowledge of our company. The Board believes it is important to have the flexibility to select a Chairman of the Board who is the best person for the job, regardless of whether that person is someone who is currently serving, or has previously served, as one of our executive officers.

The Board elects the Chairman of the Board on an annual basis. Each year, the Board has an opportunity to review the leadership provided by David E. Wallace in this capacity and determine whether it believes we would be better served by appointing a different person to serve as Chairman of the Board. Mr. Wallace, one of our co-founders, has served as Chief Executive Officer and Chairman of the Board since our inception in 2005. He has over 30 years experience in the oilfield services industry and has been instrumental in the growth and development of the company since its inception.

The Board continues to believe that our current leadership structure and Board composition protect stockholder interests and provide sufficient independent oversight, while also providing leadership and direction for the Board and executive management. More than a majority of our current directors are “independent” under the Nasdaq Rules, as more fully described elsewhere in this proxy statement under “Corporate Governance.” The independent directors meet separately from our management on at least a quarterly basis and are very active in the oversight of our company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of executive management, the selection and evaluation of directors, and the development and implementation of corporate governance programs.

Each independent director has the ability to add items to the agenda for Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, the Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate. The Chair of our Nominating and Corporate

Governance Committee, Charles C. Neal, has served as chair at the meetings of the independent directors for several years. The Board believes that its majority-independent composition and the roles that our independent directors perform provide effective corporate governance at the Board level and independent oversight of both the Board and our management.

The Board believes that our stockholders have been and continue to be well served by having Mr. Wallace serve as our Chairman of the Board. The current leadership model, when combined with the functioning of the independent director component of the Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

The Board’s Role in Risk Oversight

The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. The Board performs this oversight role by using several different levels of review. The Board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Board committee as discussed in more detail below) receives reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management that fall within the committees’ areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our independent registered public accounting firm. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. When a Board committee receives or prepares a report identifying areas of risk, the Chairman of that committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This process enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Stockholder Communications Policy

Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, each of the independent directors and the Audit Committee Chairman by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Superior Well Services, Inc., 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701 or by sending an email specifying the intended recipients to rreese@swsi.com. The Board has instructed our Corporate Secretary to directly forward such correspondence only to the intended recipients.

Compensation Committee Interlocks and Insider Participation

During 2009, our Compensation Committee was comprised of the following directors: John A. Staley, IV, Anthony J. Mendicino, Charles C. Neal and Edward J. DiPaolo. None of the members of the Compensation Committee has at any time been an officer or employee of us or had a relationship requiring disclosure under Item 404 of Regulation S-K and none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

Board Review Process

The Board has implemented an annual Board of Directors Performance Review Process with the following components:

•	each director will, on an annual basis, be afforded a reasonable time to assess the overall performance of the Board;

•	each assessment will attempt to strike a balance between numerical and narrative evaluation; and

•	after the assessments are collected, they will be provided to the Chairman of the Governance Committee who will report the results to the full Board without attributing opinions, comments or positions to a specific director.

The Board of Directors Performance Review Process covering performance in 2009 was completed in March 2010 and was based on a program recommended by the Governance Committee. The Board may also consider such other components, in addition to those listed above, as it may determine are in the best interests of us and our stockholders.

Director Attendance at the Annual Meeting of Stockholders

We believe that there are benefits to having members of the Board attend the Annual Meeting of Stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending the Meeting. As a result, the Board has decided that director attendance at the Annual Meeting should be strongly encouraged, but is not required.

EXECUTIVE OFFICERS

The names of our executive officers, and certain information about them as of March 12, 2010, are set forth below. Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

Name	Age	Position

David E. Wallace(1)	55	Chairman and Chief Executive Officer
Jacob B. Linaberger	61	President
Rhys R. Reese	49	Executive Vice President, Chief Operating Officer and Secretary
Daniel Arnold	51	Vice President of Sales and Marketing
Michael J. Seyman	52	Vice President of Operations
Thomas W. Stoelk	54	Vice President and Chief Financial Officer

(1)	Additional information with respect to Mr. Wallace is set forth under “Proposal No. 1 — Election of Directors.”

Jacob B. Linaberger (President).  Mr. Linaberger has over 38 years of experience in the oilfield services industry. Mr. Linaberger has served as our President since our formation in March 2005. Prior to the formation of Superior Well Services, Inc. in 2005, he co-founded Superior Well Services, Ltd. and had been its President since its inception in 1997. He oversees our daily operations, determines staffing levels and maintains customer relationships. Prior to co-founding Superior Well Services, Ltd., Mr. Linaberger held various operational management, technical engineering and sales positions at Halliburton Energy Services, Inc. during his 25-year tenure with that company. Mr. Linaberger holds a bachelor of science degree in petroleum engineering from Pennsylvania State University.

Rhys R. Reese (Executive Vice President, Chief Operating Officer and Secretary).  Mr. Reese has over 25 years in the oilfield services industry. Mr. Reese has served as our Executive Vice President, Chief Operating Officer and Secretary since our formation in March 2005. Prior to the formation of Superior Well Services, Inc. in 2005, he co-founded Superior Well Services, Ltd. and had been its Chief Operating Officer since its inception in 1997. Mr. Reese oversees all engineering personnel and investigates emerging technologies related to operations. Prior to co-founding Superior Well Services, Ltd., Mr. Reese spent 15 years at Halliburton Energy Services, Inc. where he held various managerial, engineering and technical sales positions. Mr. Reese holds a bachelor of science degree in petroleum engineering from Pennsylvania State University.

Daniel Arnold (Vice President of Sales and Marketing).  Mr. Arnold has served as our Vice President of Sales and Marketing since May 2007. Prior to becoming Vice President of Sales and Marketing, Mr. Arnold served as our Southeast Regional Manager from 2002 until 2007. Mr. Arnold holds a bachelor of science degree in chemical engineering from the University of Kentucky and an MBA from Case Western Reserve University.

Michael J. Seyman (Vice President of Operations).  Mr. Seyman has over 30 years of oilfield service industry experience. Mr. Seyman has served as our Vice President of Operations since December 2009. Prior to this, he served as Director of Technology from March 2008 until his promotion to Vice President of Operations. He also served in several operations and technical roles within Superior Well Services, Inc. from 2002 through 2008. Prior to joining Superior Well Services, Inc. in 2002, Mr. Seyman worked at Halliburton Energy Services for 23 years where he spent time in numerous technical and technical sales roles. Mr. Seyman holds a Bachelor of Science degree in Chemical Engineering from the University of Pittsburgh.

Thomas W. Stoelk (Vice President and Chief Financial Officer).  Mr. Stoelk is our Vice President and Chief Financial Officer and has served in that capacity since June 2005. Prior to joining Superior Well Services, Inc. in 2005, Mr. Stoelk served as Senior Vice President and Chief Financial Officer of Great Lakes Energy Partners, LLC, an independent oil and gas producer, since its inception in 1999. From 1994 to 1999, Mr. Stoelk served as Chief Financial Officer of Range Resources Corporation, an independent oil and gas producer listed on the New York Stock Exchange. Mr. Stoelk is a Certified Public Accountant and was a Senior Manager with Ernst & Young LLP prior to joining Range Resources Corporation. Mr. Stoelk holds a bachelor of science degree in industrial administration from Iowa State University.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Executive Compensation Overview

We seek to deliver fair and competitive compensation for our executive officers by structuring our executive compensation program principally around one goal — attracting, motivating and retaining top executive talent with the requisite skills and experience to develop, expand and execute our business strategy. To this end, we target compensation at levels competitive with similar oil service companies. In addition, we believe our executive officers should be rewarded for successfully executing goals designed to generate returns for our stockholders but not for poor performance. As a result, we tie selected elements of our executive compensation program to individual as well as company performance goals.

Our Compensation Committee was formed in July 2005 in connection with our initial public offering. The Compensation Committee reviews, evaluates and recommends executive compensation to the Board, including the compensation philosophy, policies and plans for our executive officers. The Compensation Committee also conducts an annual review of the performance of our Chief Executive Officer (“CEO”) and the compensation he could receive under various circumstances, including upon retirement and upon a change in control. The Compensation Committee regularly reports to the Board regarding executive compensation matters; while the Compensation Committee will not report to the board less frequently than annually, the Board may also request that the Compensation Committee provide a report or a recommendation on an as-needed basis as well. During 2009, Equilar Inc. was engaged by the Compensation Committee to provide independent compensation data used in its compensation review for 2009. Our CEO also provides recommendations to the Compensation Committee in its evaluation of our executive officers, including recommendations of individual cash and equity compensation levels for executive officers. As a basis for these recommendations, the CEO evaluates the contribution of each executive officer based on his personal experiences. The remaining named executive officers do not have the broad overview of both company and individual performance that our CEO typically possesses, thus the remaining named executive officers do not report to the Compensation Committee or the Board regarding executive compensation decisions. The Board gives considerable weight to the recommendations and reports of the Compensation Committee, especially in light of the Compensation Committee’s close working relationship with our CEO and outside advisors where applicable, although the Board retains the final decision-making authority regarding all executive compensation decisions.

Throughout this proxy statement, the individuals who served as our CEO and Chief Financial Officer during the fiscal year ended December 31, 2009, as well as the other individuals included in the Summary Compensation Table below are referred to as “named executive officers.”

Executive Compensation Philosophy and Objectives

General.  Our executive compensation philosophy is determined by our need to recruit, motivate and retain outstanding executive officers who are responsible for our long-term success. The Compensation Committee believes that each executive officer’s salary and overall compensation should be competitive with similar oil service companies after taking into account the officer’s performance and level of responsibility. The Compensation Committee believes this approach closely links the compensation of our executive officers to the accomplishment of operating and strategic objectives that coincide with increased stockholder value. The Compensation Committee uses equity-based incentives to help retain and motivate employees with the goal of improving long-term performance and aligning employee interests with those of our stockholders.

The principle objectives that guide the Compensation Committee in its deliberations regarding executive compensation matters include:

•	providing a competitive compensation package that attracts, motivates and retains qualified and highly skilled officers that are key to our long-term success;

•	basing compensation on the levels of job responsibility;

•	rewarding individual performance by ensuring a meaningful link between our operational performance and the total compensation received by our officers; and

•	balancing the components of compensation so that both short-term (annual) and long-term performance objectives are recognized.

The Compensation Committee works closely with our CEO to ensure that our executive compensation program supports these objectives and our company culture. In addition, the Compensation Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives. Among those processes are:

•	Consulting Outside Advisors. The Compensation Committee has the authority to work with outside consultants from time to time. In 2007, the Compensation Committee determined that it would be in the best interest of the company to obtain general compensation information regarding executives in our industry and at companies that we consider our “peers.” The Compensation Committee purchased a subscription to receive such information from Equilar, Inc. and has renewed it annually since. The subscription provides the Compensation Committee with information regarding executive and director compensation, as well as trends in compensation generally and with the granting of equity-based awards. Equilar, Inc. was not engaged to conduct a specific survey or to provide any particular report, but is utilized more as a knowledge and comparison source for the Compensation Committee when it is conducting its own compensation reviews for our executive officers. Equilar, Inc. does not provide the Compensation Committee with any type of direct recommendations regarding compensation, and the Compensation Committee is not required to follow the trends reported by Equilar, Inc. or of any other consultant or advisor that the Compensation Committee may determine to confer with from time to time.

Each year, the Compensation Committee, with the assistance of our CEO, develops a peer group of companies to be used as a guide in its compensation decisions (the “Peer Group”). The Peer Group is chosen for various reasons, including similarities to our company in terms of (1) industry, (2) age as a newly formed company, and (3) size in terms of annual revenues. The Compensation Committee periodically reviews the composition of the Peer Group, the compensation paid at these companies, as well as their corporate performance and other factors in determining the appropriate compensation levels for our executives. The publically-traded oilfield service companies in our 2009 Peer Group included:

•	Allis-Chalmers Energy, Inc.;

•	Basic Energy Services, Inc.;

•	Key Energy Services, Inc.; and

•	RPC, Inc.

Two Canadian companies included in the 2008 Peer Group, Calfrac Well Services Ltd. and Trican Well Service, Ltd., were removed from the Peer Group in 2009 due to the difficulty in receiving comparable compensation data for non-U.S. companies.

In reviewing the 2009 data from Equilar, we determined that none of our Peer Group companies reported compensation data for a position comparable to that of our Vice President of Sales and Marketing. As a result, we expanded the Peer Group for that position by looking at all U.S. companies within Equilar’s energy sector database having a market capitalization between $400.0 million and $1.0 billion. We identified six comparable positions within the expanded peer group.

The Compensation Committee reviews base salaries, short term incentive amounts and long term incentive amounts for comparable senior executives from the Peer Group as one of many factors in making its compensation recommendations and decisions. However, the Compensation Committee does not “target” a specific percentile for our compensation components due to our short operating history as a public company.

•	Assessment of Individual and Company Performance. In addition to market data, the Compensation Committee considers other factors prior to making recommendations and decisions relating to the various components of compensation. These other factors may include the executive’s individual performance, the executive’s level of experience, the size of year-over-year changes in compensation, and the weight we assign to a particular executive position. These measures are discussed in more detail below.

•	Total Compensation Review. In reviewing executive compensation, the Compensation Committee considers the individual components of compensation and the aggregate compensation payable for each named executive officer. In conducting this review, the Compensation Committee seeks to achieve the appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of financial and non-financial objectives.

As part of this process, the Compensation Committee reviews the mix of the compensation elements for executive officers against comparable companies in the Peer Group, utilizing data provided by Equilar, Inc. The size and mix of each element in a compensation package is based on the officer’s job performance, market practice and overall company performance. The level of incentive compensation typically increases in relation to an executive officer’s level of responsibility. The Compensation Committee believes that as employees progress to higher levels in our organization, an increasing proportion of their pay should be linked to company performance and stockholder returns because they are in a position to have greater influence on company results.

The Compensation Committee may recommend, as appropriate, to modify the mix of base, annual and long-term incentives to best fit an executive officer’s specific circumstances. This provides more flexibility to the Committee to reward executive officers appropriately as they near retirement, when they may only be able to partially fulfill the vesting required for stock awards. The Compensation Committee may also recommend an increase in the size of stock awards to an executive officer if the total number of career stock awards does not adequately reflect the executive’s current position with us.

In addition to the three primary compensation elements, the Compensation Committee periodically reviews perquisites and other compensation as well as payments that would be required under the employment agreements with the executive officers. Following the 2009 review, the Compensation Committee determined that all elements of our executive compensation were reasonable in the aggregate.

Overview of Executive Compensation Components

The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to recruit, motivate and retain outstanding executive officers and that compensation provided to our executives remains competitive relative to the compensation paid to similarly-situated executive officers of our Peer Group. In furtherance of these goals, our executive compensation program consists of three basic components:

•	base salaries;

•	annual cash incentives; and

•	long-term incentive compensation.

In recommending compensation, our Compensation Committee also considers the risks to our stockholders and to achievement of our goals that may be inherent in the compensation program. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive compensation plans are appropriately structured and do not pose a material adverse risk to our company.

We consider the following principles and guidelines when evaluating whether our executive compensation plans and policies encourage our executives to take unreasonable risks:

•	we set performance goals that we believe are reasonable in light of past performance and market conditions;

•	we use restricted stock units rather than stock options for equity awards because restricted stock units retain value even in a depressed market so that executives are less likely to take unreasonable risks to get, or keep, options “in-the-money”;

•	set time-based vesting over five years for our long-term incentive awards, even after achievement of any performance criteria, ensures that our executives’ interests align with those of our stockholders for long-term performance of our company; and

•	assume achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

Base Salaries

We provide our executive officers and other employees with an annual base salary that provides fixed levels of compensation for performing specific job responsibilities. The minimum base salary of each named executive officer is set forth in his respective employment agreement and represents the minimum income that the executive may receive in a given year. In determining adjustments to the base salary of our executive officers, the Compensation Committee reviews the compensation of comparable senior executives from the Peer Group as discussed above, as well as the skills and requirements of our executive management positions. In addition, the Compensation Committee considers the following factors in determining whether to recommend an adjustment to base salaries:

•	the executive officer’s responsibilities;

•	the executive officer’s experience and background;

•	the executive officer’s performance during the prior year;

•	the general movement of salaries in the marketplace; and

•	our financial and operating results.

The individual base salary levels are generally reviewed annually as part of our performance review process, as well as upon a promotion or other change in job responsibility and are adjusted based on an analysis of current market salary levels within the Peer Group and consideration of the factors discussed above.

As part of its review, the Compensation Committee considered the following factors, which related to our 2009 financial and operating results:

•	revenue decreased by 23.3% to $399.5 million;

•	earnings (loss) per diluted share of common stock was $1.63, $1.64 and $(3.39) for the years ended December 31, 2007, 2008 and 2009, respectively;

•	short and long-term debt obligations were reduced by $45.6 million;

•	operating loss was $114.4 million; and

•	Adjusted EBITDA decreased to $(4.3) million.

We define Adjusted EBITDA as earnings (net income (loss)) before interest expense, income tax expense, non-cash stock compensation expense, non-cash goodwill and intangible impairment, depreciation, amortization and accretion. This term, as we define it, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP.

Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA with our net income (loss) for each of the periods indicated (amounts in thousands):

	Year Ended December 31,
	2005	2006	2007	2008	2009

Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$9,467	$31,923	$37,755	$38,812	$(79,615)
Income tax expense (benefit)	13,826	20,791	24,570	27,362	(47,291)
Interest expense	566	478	282	2,834	13,762
Stock compensation expense	—	1,740	1,961	2,522	2,941
Goodwill and intangible impairment	—	—	—	—	33,479
Depreciation, amortization and accretion	8,698	14,453	25,277	41,806	72,418

Adjusted EBITDA	$32,557	$69,385	$89,845	$113,336	$(4,306)

In light of the operating results for the company in 2009, the Compensation Committee and the Board were responsive to our efforts to reduce overalls costs throughout the company by approving a freeze of current 2009 salary levels for the 2010 year. The base salaries for our senior executive officers will continue to be reviewed in light of both our own success as well as the general trend of our Peer Group’s executive officers, thus a significant change in either area could result in the Board reexamining this decision in the future.

Annual Cash Incentive

The purpose of our annual cash incentive program is to provide motivation toward, and reward the accomplishment of, annual corporate objectives and annual performance metrics. Annual cash incentive awards are based on company goals as well as each executive officer’s specific performance during the year. These performance criteria include performance against annual objectives, the officer’s impact on our results of operations and our ability to remain competitive with other oil service companies.

Each officer has minimum threshold, target and maximum award opportunities that are aligned with minimum threshold, target and maximum performance outcomes for which incremental increases in performance outcomes result in incremental increases in the annual cash incentive awards. The annual cash incentive potential for our named executive officers ranges from 0% to 100% of base salary, depending on the position of the officer. Approximately half of the potential range (50%) in 2009 was based on the satisfactory completion of financial objectives and the balance of the potential range was based on the satisfaction of personal objectives. The incentive is performance-based and is determined according to the achievement of both financial and personal objectives during the previous fiscal year and is paid out following finalization of year-end results. In addition, the Compensation Committee may recommend that the Board exceed an officer’s annual cash incentive potential range based on the Committee’s view of that officer’s overall performance and contributions made during the year. Thus, while targets and metrics are used as fairly firm guidelines in order to ensure that we do not overcompensate our executives in a year of poor company performance, the annual cash incentive award program is ultimately a discretionary plan in light of the discretion that exists in awarding bonuses based on personal objectives.

Financial Objectives.  The Compensation Committee reviews and recommends to the Board the financial objectives for both the senior executive officers and our CEO. In 2009, the financial incentive for all senior executive officers was based on revenue, Adjusted EBITDA, cash flow per share and debt reduction goals. These goals were selected as the most appropriate measures upon which to base the annual incentive measures because we believe these financial metrics are among the most widely used to evaluate performance by investors and analysts. Each company performance goal includes a threshold level below which no award will be payable. The Board established a target number for each of these metrics. Threshold performance is defined as achieving 85% of the target; achieving 115% of the target qualifies as maximum performance. In 2009, the financial performance targets for revenues, Adjusted EBITDA, diluted cash flows per share and total debt reduction were $660 million, $101 million, $3.17 and $80 million, respectively.

The current economic recession and credit environment has lowered demand for energy, resulting in significantly lower prices for crude oil and natural gas. North American drilling activity declined rapidly in the first six months of 2009 with the U.S. rig count dropping 58% over this period. This decrease in activity, coupled with increased price competition, has led to higher sales discounts across our operating regions, negatively impacting our operating margins. As a result, none of the minimum performance level metrics were achieved in 2009 with regard to company financial performance.

Personal Objectives.  The balance of the annual cash incentive is related to personal objectives that are specific to each executive officer’s position. The Compensation Committee approves and recommends the personal objectives for our CEO and assesses our CEO’s performance against those objectives in determining the level of the annual incentive award, which is approved by the Board. Our CEO identifies the personal objectives for the other executive officers and the Compensation Committee reviews and recommends to the Board the objectives for final approval. The personal objectives may include:

•	establishment of new crews, new service centers and new customers;

•	cost containment and revenue growth;

•	personnel-related objectives such as retention and staffing; and

•	internal control initiatives and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The minimum threshold, target and maximum individual performance assessments are based on how well the executive met the goals established. The weighting assigned to each of the personal objectives for a given executive is discretionary and is based on the relative importance of each. Throughout the year, the Committee and the Board may modify an individual’s personal objectives in response to changes in our business plan or operating environment.

The 2009 personal objectives included:

•	integration of the Diamondback acquisition;

•	development of additional technical service offerings;

•	expansion of remote data transmission capabilities;

•	improvement of wireless capabilities of pressure pumping fleet;

•	increase and differentiation of our position in key shale plays;

•	addition of major integrated oil and gas companies to customer list;

•	recapitalization activities;

•	development of regional and financial management infrastructures through promotion and recruitment;

•	process improvements in the financial accounting systems; and

•	internal control initiatives and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

For 2009, several of the named executive officers achieved some or all of their personal objectives. However, in line with the Compensation Committee and the Board’s rationale of freezing base salaries for the 2010 year, the Board determined that bonuses would not be made for the 2009 calendar year. The Board made this determination in light of the company’s failure to meet certain financial performance metrics during the 2009 year in addition to our desire to reduce operating costs.

Long-Term Incentive Compensation

We currently administer long-term incentive compensation awards through our 2005 Stock Incentive Plan, or “LTIP,” which was approved by our stockholders prior to the closing of our initial public offering. Specifically, we encourage share ownership by awarding long-term equity incentive awards under our LTIP, which authorizes awards of stock options, stock appreciation rights, performance awards, restricted stock and phantom stock awards and bonus stock awards. We believe that widespread common stock ownership by key employees is a vital piece of our total compensation package and is designed to give our key employees a longer-term stake in our company, act as a long-term retention tool and align employee and stockholder interests by aligning compensation with growth in stockholder value. Historically, our LTIP compensation component awards have been granted on an annual basis, although we have the authority to grant awards at any appropriate time, such as to new hires and in connection with promotions.

Since our inception in 2005, we have awarded restricted share grants that vest over a period of years, which we believe provides strong motivation for our employees. Restricted share awards provide some value to an employee during periods of stock market volatility, whereas stock options may have limited perceived value and may do little to retain and motivate employees when the current value of our common stock is less than the option price. Currently, our long-term equity incentive compensation is exclusively in the form of restricted shares with vesting based on an employee’s continued employment over a period of time. The Compensation Committee determines the appropriate length of the vesting period. To date, all restricted share awards vest over a five year period. These restricted share awards vest 15% per year for the first four years and 40% in year five. The disproportionate vesting percentages were designed to provide a strong financial incentive for an employee’s continued employment over the vesting period of the award.

The Compensation Committee is ultimately responsible for granting awards under our LTIP. The Compensation Committee approves the total number of shares that will be available for grants. With these allotted number of shares in mind, along with the individual recommendations that were made by the heads of our operational units, our CEO then determines what allocation of awards by group and function he feels is appropriate for the year, and he makes these recommendations to the Compensation Committee. The Compensation Committee, after discussing the allocations with the Board, grants all awards.

The Compensation Committee, following the receipt of recommendations from our CEO, determines the amount and terms of our senior executives’ long-term incentive awards by reviewing the Peer Group’s competitive market data and each senior executive’s past performance, ability to contribute to our future success, and length of time in the current position. The Compensation Committee takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in the market price of our common stock. The number of restricted shares previously granted or vested pursuant to prior grants may be a factor that is used when determining subsequent grants to a senior executive officer.

The Compensation Committee believes that executive management should have a meaningful economic stake in the company and that LTIP awards are important in retaining our senior management. The Compensation Committee considers the foregoing factors together and subjectively determines the appropriate magnitude of the award. In 2009, equity-based compensation comprised approximately 13% of total executive officer compensation, which the Compensation Committee feels is a material and an appropriate level of equity-based incentives to give the officer a stake in our long-term success. The Compensation Committee recommended awards of restricted stock to the executive officers in January 2010.

401(k) Retirement Plan

We have a defined contribution profit sharing/401(k) retirement plan (the “401K Plan”), which is designed to assist our eligible officers and employees in providing for their retirement; each of our named executive officers participate in the 401K Plan. Employees are eligible to participate after six months of service. Under terms of the 401K Plan, employees are entitled to contribute up to 15% of their compensation, within limitations prescribed by the Internal Revenue Code. We may make discretionary matching contributions of 100% of employee contributions up to 4% of their compensation and may elect to make discretionary contributions to the 401K Plan, all subject to vesting ratably over a three-year period. As part of the cost reduction initiatives implemented in May 2009, the discretionary matching contribution was suspended. In addition, we may make a discretionary annual profit sharing contribution. No discretionary profit sharing contribution was made in 2009. In March 2010, the Compensation Committee recommended, and the Board of Directors approved, that the 401K Plan discretionary match be reinstated as of April 1, 2010.

Other Benefits

In addition to base pay, annual cash incentives, long-term incentives and retirement benefits, we provide the additional forms of compensation outlined below.

Health and Welfare Benefits

We offer a standard range of health and welfare benefits to all of our employees, including our executive officers, which we believe support our overall attraction and retention objectives. These benefits include medical, prescription drug, and dental coverage, life insurance, accidental death and dismemberment and long-term disability insurance. This is a fixed component of compensation and the benefits do not discriminate in favor of our executive officers. However, certain of our executive officers are entitled to medical and dental continuation coverage as described in more detail under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Other Perquisites and Personal Benefits

We believe that the total mix of compensation and benefits provided to our executives is competitive and perquisites should generally not play a large role in our executive officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our executive officers are currently limited to the use of a leased company vehicle.

Employment Agreements, Severance Benefits and Change in Control Provisions

Employment Agreements

We maintain employment agreements with our five named executive officers to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this proxy statement. Please read “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.” These agreements provide for severance compensation to be paid if the employment of the named executive officer is involuntarily terminated or terminated following a change in control.

The employment agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:

•	Involuntary Termination without Cause. If we terminate the employment of our named executive officers without “cause” as defined in our employment agreements, we are obligated to pay the named executive officer certain compensation and other benefits as described in greater detail below. We believe these payments are appropriate because the terminated named executive officer is bound by confidentiality, non-solicitation and/or non-compete provisions for a period of up to two years after termination and because we and the named executive officer have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders’ best interests.

•	Change in Control. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. As a result, we provide severance compensation to our named executive officers if the named executive officer’s employment is terminated following a change in control transaction to promote the ability of the named executive officer to act in the best interests of our stockholders even though his or her employment could be terminated as a result of the transaction.

We believe that the triggering events under our employment agreements represent the general market triggering events found in employment agreements of companies against whom we compete for executive-level talent at the time they were negotiated. For the definitions of each of these triggering events under our employment agreements, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” below.

LTIP

Upon a change in control (as defined in our LTIP), our Compensation Committee may recommend any of the following alternatives, which may vary among individual holders of awards:

•	accelerate outstanding awards so that such awards may be exercised in full for a limited period of time on or before a specified date fixed by the Compensation Committee, after which specified date all unexercised awards shall terminate;

•	require the mandatory surrender of some or all of the outstanding awards as of a date specified by the Compensation Committee, in exchange for cash;

•	make such adjustments to outstanding awards as the Compensation Committee deems appropriate to reflect such change in control; or

•	make no adjustments to outstanding awards.

Under our LTIP, a change in control is generally deemed to have occurred if:

•	we are not the surviving entity in any merger or consolidation;

•	we sell, lease or exchange or agree to sell, lease or exchange, substantially all of our assets to any other person or entity,

•	we are to be dissolved or liquidated;

•	any person or group of persons acquires ownership of our common stock that constitutes more than 50% of the outstanding voting shares of our common stock; or

•	as a result or in connection with a contested election of directors, a majority of the members of the Board is replaced.

We believe that the change in control triggering events under our LTIP represent the general market triggering events found in the long-term incentive plans of companies against whom we compete for executive-level talent.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code prevents publicly traded companies from receiving a tax deduction on certain compensation paid to specific executive officers in excess of $1,000,000 in any taxable year. The Compensation Committee’s approach with respect to qualifying compensation paid to executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may still be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would not be in our best interest.

Accounting and Tax Considerations

Beginning in January 2006, we began accounting for stock-based compensation in accordance with FASB ASC Topic 718.

Stock Ownership Requirements and Hedging Prohibitions

Stock ownership/retention guidelines have not been implemented by the Compensation Committee for our executive officers. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership/retention guidelines.

Because short-range speculation in our securities based on fluctuations in the market may cause conflicts of interests with our stockholders, our Insider Trading Policy prohibits our executive officers and directors from trading in options, warrants, puts and calls related to our securities and it also prohibits selling our securities short or holding our securities in margin accounts.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the disclosure set forth above under “Compensation Discussion and Analysis” with management, and based upon the review, the related discussions and other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement to be delivered to stockholders and incorporated by reference into Superior Well Services, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

COMPENSATION COMMITTEE,

John A. Staley, IV, Chair
Anthony J. Mendicino
Charles C. Neal
Edward J. DiPaolo

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation earned by our named executive officers, or NEOs, for services rendered to us for the years ended December 31, 2007, 2008 and 2009.

Summary Compensation Table for the Year Ended December 31, 2009

				Non-Equity
				Incentive Plan	All Other
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Compensation(3)	Compensation(4)	Total

David E. Wallace	2009	$435,964	$60,825	$—	$18,551	$515,340
Chairman of the Board and	2008	393,100	112,920	330,500	7,127	843,647
Chief Executive Officer	2007	309,500	161,175	100,000	19,229	589,904
Jacob B. Linaberger	2009	$307,739	$40,550	$—	$422	$348,711
President	2008	325,280	75,280	280,500	371	681,431
	2007	304,500	107,450	100,000	13,214	525,164
Rhys R. Reese	2009	$273,539	$40,550	$—	$13,343	$327,432
Executive Vice President,	2008	308,610	75,280	250,500	5,886	640,276
Chief Operating Officer and	2007	304,500	107,450	100,000	18,303	530,253
Secretary
Daniel Arnold(5)	2009	$205,992	$40,550	$—	$12,661	$259,203
Vice President, Sales and	2008	226,160	75,280	210,500	6,579	518,519
Marketing	2007	214,000	42,980	98,750	17,491	373,221
Thomas W. Stoelk	2009	$213,110	$40,550	$—	$9,600	$263,260
Vice President and Chief	2008	189,250	75,280	200,500	5,124	470,154
Financial Officer	2007	153,000	107,450	50,000	13,043	323,493

(1)	Effective September 15, 2008, we entered into amended and restated employment agreements with Messrs. Wallace, Linaberger, Reese and Stoelk. Pursuant to these agreements, annual base salaries were increased to $510,000 for Mr. Wallace, $360,000 for Mr. Linaberger, $320,000 for Mr. Reese and $240,000 for Mr. Stoelk. Salaries in 2008 reflect pro-rated amounts of these new salaries. Effective April 17, 2009, Messrs. Wallace, Linaberger, Reese, Arnold and Stoelk voluntarily agreed to reduce their annual base salaries by 15%, 15%, 15%, 10% and 10% respectively. The voluntary reductions were made in connection with the our 2009 cost reduction activities, and amounts disclosed as salaries in 2009 reflect the pro-rated amounts of previous and reduced annual base salaries as discussed in “Executive Compensation — Employment Agreements”.

(2)	The amounts included in the “Stock Awards” in each of the 2009, 2008, and 2007 years represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Each NEO is required to pay $1.00 per share on the grant date for each share of stock awarded, thus amounts also reflect the subtraction of $1.00 for each share of restricted stock granted. See note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for a further discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. The terms of the 2009 restricted stock awards are provided below in the narrative following the “Grants of Plan-Based Awards Table for the Year Ended December 31, 2009” table below.

(3)	Represents cash bonuses earned during 2007, 2008 and 2009. See the “Grants of Plan-Based Awards Table for the Year Ended December 31, 2009” table below for further information regarding the payout levels for the 2009 grants. Several of the named executive officers achieved some or all of their personal objectives. However, none of the NEOs received a cash bonus for 2009 due to our financial performance.

(4)	Represents our contribution to the 401K Plan and personal use of company vehicles. During 2009, we made 401K Plan contributions for Messrs. Wallace, Reese, Arnold and Stoelk of $16,600, $12,133, $9,947 and $9,600, respectively. All other remaining amounts during 2009 related to personal use of a company supplied automobile.

(5)	Mr. Arnold became Vice President of Sales and Marketing in May 2007, thus the salary amount shown for this year reflects a pro-rated amount for the remainder of the year.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award to our NEOs under any plan, including awards, if any, that have been transferred.

Grants of Plan-Based Awards Table for the Year Ended December 31, 2009

						All Other Stock	Grant Date Fair
			Estimated Possible Payouts Under			Awards: Number	Value of Stock
	Grant	Approval	Non-Equity Incentive Plan Awards			of Shares of Stock	and Option Awards
Name	Date	Date	Threshold	Target	Maximum	or Units(1) (#)	(1)

David E. Wallace	1/20/09	1/12/09	$143,868	$326,973	$435,964	7,500	$60,825
Jacob B. Linaberger	1/20/09	1/12/09	$101,554	$230,804	$307,739	5,000	$40,550
Rhys R. Reese	1/20/09	1/12/09	$90,268	$205,154	$273,539	5,000	$40,550
Daniel Arnold	1/20/09	1/12/09	$67,977	$154,494	$205,992	5,000	$40,550
Thomas W. Stoelk	1/20/09	1/12/09	$70,326	$159,832	$213,109	5,000	$40,550

(1)	The amounts included in the “Stock Awards” column represent restricted common stock awards under our LTIP. Since inception, the only equity-based awards under our LTIP have been restricted common shares. The restricted shares vest based on an employee’s continued employment over a period of time. The Compensation Committee determines the appropriate length of the vesting period. Since our inception, all restricted share awards have had a five-year vesting period. These restricted share awards vest 15% per year for the first four years and 40% in year five. The awards were granted on January 20, 2009, and the grant date fair value of the awards has been computed in accordance with FASB ASC Topic 718. The closing market price of our common stock on the award date was $9.11 per share. Each NEO is required to pay $1 per share on the grant date for each share of stock awarded and amounts here reflect the subtraction of $1 per share.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to obtain an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Employment Agreements

We maintain employment agreements with our named executive officers to ensure they will perform their roles for an extended period of time. Each employment agreement has an initial term that expires three years from the effective date but will automatically be extended for successive one-year terms unless either party gives written notice within 90 days prior to the end of the term to the other party that such party desires not to renew the employment agreement. We included the automatic renewal feature to demonstrate continuity and a mutual commitment between the named executive officer and us. The employment agreements provide for an annual base salary of $510,000 for Mr. Wallace, $360,000 for Mr. Linaberger, $320,000 for Mr. Reese, $240,000 for Mr. Stoelk and $222,000 for Mr. Arnold, subject to increase upon recommendation of the Compensation Committee; however, as noted above, the current salaries for each of our named executive officers has been decreased by 10-15% pursuant to a mutual decision between us and the executives in light of current market conditions. During 2009, Messrs. Wallace, Linaberger, Reese and Stoelk also participated in a voluntary furlough program that further reduced their 2009 salaries by $19,849, $14,011, $12,461 and $9,890, respectively. In addition, each of our named executive officers are eligible to participate in any annual bonus plan applicable to the executive and approved by the Board or the Compensation Committee, in amounts to be determined by the Compensation Committee and based on criteria established by the Compensation Committee as described above under “Compensation Discussion and Analysis.” During the period of employment under these agreements, each of the named executive officers is entitled to additional benefits, including reimbursement of business and entertainment expense, paid vacation, the use of a car leased by our company, and participation in other company benefits, plans, or programs that may be available to our other employees. For a discussion of the potential payments the executives could receive upon termination or upon our change in control, see the section below titled “Potential Payments Upon Termination or Change in Control.”

LTIP

The following contains a summary of the relevant terms of our LTIP, which was approved by our stockholders prior to the closing of our initial public offering in 2005.

General.  Our LTIP permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, phantom stock awards, performance awards, bonus stock awards or any combination of the foregoing to employees, directors and consultants to us and to our affiliates. A maximum of 2,700,000 shares of common stock may be delivered pursuant to awards under our LTIP. The Compensation Committee has the discretion to adjust the number of shares deliverable pursuant to the awards under our LTIP on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in our common stock. Shares of common stock used to pay exercise prices and to satisfy tax withholding obligations with respect to awards, as well as shares covered by awards that expire, terminate or lapse, will again be available for awards under our LTIP.

Administration.  Our LTIP is administered by the Compensation Committee. The Compensation Committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under our LTIP and to establish the terms and conditions of those awards. Awards are granted by the committee to employees, directors and consultants in such numbers and at such times during the term of our LTIP as the Compensation Committee shall determine. The Compensation Committee is authorized to interpret our LTIP, to establish, amend and rescind any rules and regulations relating to our LTIP, and to make any other determinations that it deems necessary or desirable for the administration of our LTIP. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in our LTIP in the manner and to the extent the committee deems necessary or desirable.

Restricted Stock Awards.  The Compensation Committee may grant awards of restricted stock that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards classified as unexercisable as of December 31, 2009. The table also shows unvested and unearned stock awards assuming a market value of $14.26 per share (the closing market price of our common stock on December 31, 2009) less the $1.00 cost to each NEO for each share awarded. We had no outstanding stock options at December 31, 2009.

Outstanding Equity Awards as of December 31, 2009

		Stock Awards
			Market Value of
		Number of Shares or	Shares or Units of
		Units of Stock that	Stock that Have
Name	Grant Date	Have Not Vested(1)	Not Vested

David E. Wallace	1/20/2009	7,500	$99,450
	1/22/2008	5,100	$67,626
	1/23/2007	5,250	$69,615
	1/20/2006	11,000	$145,860
Jacob B. Linaberger	1/20/2009	5,000	$66,300
	1/22/2008	3,400	$45,084
	1/23/2007	3,500	$46,410
	1/20/2006	8,250	$109,395
Rhys R. Reese	1/20/2009	5,000	$66,300
	1/22/2008	3,400	$45,084
	1/23/2007	3,500	$46,410
	1/20/2006	8,250	$109,395
Daniel Arnold	1/20/2009	5,000	$66,300
	1/22/2008	3,400	$45,084
	1/23/2007	1,400	$18,564
	1/20/2006	3,850	$51,051
Thomas W. Stoelk	1/20/2009	5,000	$66,300
	1/22/2008	3,400	$45,084
	1/23/2007	3,500	$46,410
	1/20/2006	5,500	$72,930

(1)	These amounts represent restricted common stock awards under our LTIP. Since our inception, the only awards under our LTIP have been restricted common shares. The restricted shares vest based on an employee’s continued employment over a period of time. The Compensation Committee determines the appropriate length of the vesting period. Since our inception, all restricted share awards have had a five-year vesting period. These restricted share awards vest 15% per year for the first four years and 40% in year five. The awards were granted on January 20, 2006, January 23, 2007, January 22, 2008 and January 20, 2009. Assuming the executives’ continued employment with us, the awards granted in 2006 will vest 100% on January 20, 2011; the awards granted in 2007 will vest 100% on January 23, 2012; the awards granted in 2008 will vest 100% on January 22, 2013; and the awards granted in 2009 will vest 100% on January 20, 2014.

Potential Payments Upon Termination or Change in Control

We maintain employment agreements with each of our NEOs. Pursuant to these agreements, each NEO may receive severance payments in amounts equal to a specific multiplier of the NEO’s annual base salary if faced with an involuntary termination other than for cause, along with various continued medical benefits and the potential acceleration of unvested equity awards. If such a termination is in connection with a change of control of our company, the amounts received by each NEO may be increased by longer severance periods or the addition of an annual bonus. The specific amounts each NEO may receive are disclosed in the table below.

One basis for the severance compensation that we provide for our NEOs is the fact that a terminated NEO is bound by confidentiality, non-solicitation and/or non-compete provisions for a period of up to two years after termination. Each employment agreement requires the NEO to deliver any “confidential information” or “work product” that the executive was either given, or produced during his employment back to us upon a termination of employment for any reason. For a period of two years following termination of employment (although this period is one year for Mr. Arnold), the NEOs agree to refrain from hiring any of our employees, or inducing any employees to leave our employment for any reason, call upon any potential acquisition candidate on his own or a competing business’ behalf, nor will the NEO solicit any of our customers or vendors to work for a competing business. Messrs. Wallace, Linaberger, Reese and Arnold (again, this period is one year for Mr. Arnold) also agree not to employ themselves or take a significant ownership interest in a competing business within 150 miles of any of our offices or shops.

Each of the employment agreements require that the NEO execute and deliver, and not revoke, a release to us as a condition to the receipt of any severance compensation or benefits provided under the employment agreements. The release generally requires the NEO to release and discharge us, our affiliates, and any past, present or future stockholders or employees, and their representatives, of any liability for all causes of action that could arise during or in connection with the termination of the NEO’s employment with us.

Each of the employment agreements provide that if the NEO is considered a “disqualified individual” and any payments provided for under the employment agreements would constitute a “parachute payment” (each term as defined under section 280G of the Internal Revenue Code), the benefits shall be either (1) reduced (but not below zero) until the full amounts would be $1.00 less than three times that executive’s “base amount” (which for purposes of calculating potential parachute payments as of December 31, 2009, would be the five-year average W-2 earnings for the period of calendar years 2004 through 2008), or (2) paid in full. We will determine, in good faith, the route that produces the best net after-tax position for the individual executive at the time a Change in Control occurs; however, for purposes of the hypothetical termination numbers shown in the table below, we have determined that no reduction would have been necessary in 2009.

Finally, if any of the severance payments provided below are not paid at such times as guaranteed to the NEO, we will pay interest on such payments from the date that the payment was initially due, at 2% plus the prime or base rate of interest announced by JPMorgan Chase Bank in New York (or any successor thereto); however, payments of severance pay will be delayed to the extent necessary to enable the NEO to avoid the imposition of any excise taxes under section 409A of the Internal Revenue Code, which may include our delay of paying an NEO for a period of at least six months following a termination.

Generally, under the employment agreements:

•	“Cause” means:

¡	willful misconduct, gross negligence or gross incompetence in the performance of the executive officer’s duties;

¡	an executive officer’s refusal without proper reason to perform his duties;

¡	willfully engaged in conduct which is materially injurious to us;

¡	an act of fraud, embezzlement or willful break of a fiduciary duty to us; or

¡	conviction of the executive officer of a felony or crime involving moral turpitude.

•	“Change in Control” means:

¡	a merger, consolidation, or the sale of all or substantially all of our assets to another entity if, in any such case, (A) the holders of our common stock immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes entitled to elect directors, or (B) the persons who were members of the Board immediately prior to the transaction or event do not constitute at least a majority of the board of directors of the resulting entity immediately after the transaction or event;

¡	our dissolution or liquidation; or

¡	any person or group of persons (other than our affiliates) acquires ownership of our common stock that constitutes more than 50% of the outstanding voting shares of our common stock.

•	“Change in Control Period” means, with respect to a Change in Control, the time period beginning on the date upon which the Change in Control occurs, and ending:

¡	for Messrs. Wallace, Linaberger and Reese, in two years; and

¡	for Messrs. Stoelk and Arnold, in six months.

•	“Change in Terms of Service” for Messrs. Arnold and Stoelk shall mean:

¡	The occurrence outside of a Change in Control of either of the following:

—	A material reduction in the NEO’s annual base salary; or

—	A material reduction in employee benefits and perquisites from those provided to similarly situated executives.

¡	The occurrence, in connection with a Change in Control, of any of the following:

—	A reduction in the NEO’s annual base salary;

—	A reduction in the NEO’s eligibility to participate in our bonus and compensation plans from that provided to the NEO or other similarly situated executives immediately prior to the Change in Control; or

—	A material reduction in the NEO’s benefits in comparison to that provided to him or other similarly situated executives immediately prior to the Change in Control.

•	“Change in Duties” for Messrs. Wallace, Linaberger and Reese shall have the same meaning as a Change in Terms of Service defined above, but these three NEO’s have additional situations in addition to those provided above. The additional circumstances constituting a Change in Duties for Messrs. Wallace, Linaberger and Reese are:

¡	The occurrence outside of a Change in Control of either of the following:

—	A material reduction in the nature and scope of the NEO’s authorities or duties from those previously given to him; or

—	A change in the location of the NEO’s principal place of employment by more than 60 miles, unless such change is mutually agreed upon between the NEO and us.

¡	The occurrence, in connection with a Change in Control, of any of the following:

—	A material reduction in the nature and scope of the NEO’s authorities or duties from those applicable to him immediately prior to the Change in Control; or

—	A change in the location of the NEO’s principal place of employment by more than 60 miles from the location that the NEO was employed immediately prior to the Change in Control, unless such change is mutually agreed upon between the NEO and us.

•	“Disability” means a physical or mental illness that renders an executive officer incapable of performing his duties for six consecutive months.

•	“Involuntary Termination” means termination not resulting from the resignation of an executive officer, except in connection with a Change in Duties or Change in Terms of Service, provided, however, that the term does not include termination for Cause or any termination as a result of death or Disability.

•	“Severance Period” means:

¡	for Messrs. Wallace, Linaberger and Reese, the 24 month period following an Involuntary Termination other than in connection with a Change in Control, or the 36 month period following an Involuntary Termination in connection with a Change in Control; and

¡	for Messrs. Stoelk and Arnold, the 12 month period following an Involuntary Termination.

The table and discussion below discloses the amount of compensation and other benefits due to each of our NEOs in the event of a termination of such NEO’s employment including, but not limited to, in connection with a Change in Control of Superior Well Services, Inc. The amounts shown assume that the termination was effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. In order to calculate the amounts of any potential acceleration of equity awards held on the hypothetical termination date, the amounts below were determined by using the closing price of our stock on December 31, 2009, $14.26 less the $1per share cost each NEO is required to pay on the grant date for each share of stock awarded. This amount represents the intrinsic value of the stock awards and is different from the FASB ASC Topic 718 value used for the purpose of the Grant of Plan-Based Awards Table contained in this proxy statement. The precise amount that each NEO would receive upon an actual termination can only be calculated on the day of a true separation from service with us, and the amounts below are solely intended to show our best estimate as to the compensation and benefits that our NEO’s would receive upon various termination scenarios. As described above in our “Compensation Discussion and Analysis,” the Compensation Committee has the authority to accelerate all outstanding LTIP awards upon a change in control (also as defined above) or certain termination scenarios; the restricted stock agreements already provide for the accelerated vesting of awards upon a death, Disability or Involuntary Termination. For purposes of the table below, we have assumed that the

Compensation Committee would accelerate the vesting of any outstanding LTIP awards upon an Involuntary Termination.

Potential Payouts Upon Termination

			Involuntary
			Termination
		Involuntary	During Change of	Death and
Name	Benefit	Termination(1)	Control Period(2)	Disability(3)

David E. Wallace	Salary	$867,000	$867,000	$—
	Bonus	—	—	—
	Equity Compensation	382,551	382,551	382,551
	Medical and Dental Continuation Coverage	26,322	39,482	—

	Total	$1,275,873	$1,289,033	$382,551

Jacob B. Linaberger	Salary	$612,000	$612,000	$—
	Bonus	—	—	—
	Equity Compensation	267,189	267,189	267,189
	Medical and Dental Continuation Coverage	22,918	34,377	—

	Total	$902,107	$913,566	$267,189

Rhys R. Reese	Salary	$544,000	$544,000	$—
	Bonus	—	—	—
	Equity Compensation	267,189	267,189	267,189
	Medical and Dental Continuation Coverage	22,918	34,377	—

	Total	$834,107	$845,566	$267,189

Daniel Arnold	Salary	$199,800	$199,800	$—
	Bonus	—	—	—
	Equity Compensation	180,999	180,999	180,999
	Medical and Dental Continuation Coverage	10,756	10,756	—

	Total	$391,555	$391,555	$180,999

Thomas W. Stoelk	Salary	$216,000	$216,000	$—
	Bonus	—	—	—
	Equity Compensation	230,724	230,724	230,724
	Medical and Dental Continuation Coverage	10,756	10,756	—

	Total	$457,480	$457,480	$230,724

(1)	Under the terms of each NEO’s employment agreement, if the NEO is involuntarily terminated (as defined above) then the NEO will be entitled to:

(a)	Severance in an amount equal to (i) two times his annual base salary determined as of the date of such Involuntary Termination or 180 days prior to that time, if greater, to be paid out equally on the first day of each month throughout the Severance Period for Messrs. Wallace, Linaberger and Reese, and (ii) one time for Messrs. Stoelk’s and Arnold’s annual base salary determined as of the date of such Involuntary Termination or 60 days prior to that time, if greater, to be paid out equally on the first day of each month throughout the Severance Period.

(b)	Continued medical and dental coverage at employee rates for the NEO, his spouse, and dependent children for Messrs. Wallace, Linaberger and Reese for the Severance Period. For Messrs. Arnold and Stoelk, the amounts in the table reflect the amount that we would be required to reimburse the executives for the difference between the costs of continued coverage and the employee contribution amount required of our active senior executives for similar coverage. The continued medical and dental coverage provided to the NEOs will be provided under our group medical and dental plans which are self-insured for the first $150,000 in claims and fully insured for claims in excess of that amount. The cost reported in the above-table represents our premium cost for the Severance Period. This cost could be increased by $150,000 per NEO each year depending on the NEO’s actual benefit claims for such year. In addition, we are required to make the NEO whole for any tax liability that he incurs by reason of the provision of such medical and dental benefits. The amount of this tax liability, if any, is not ascertainable and, therefore, has not been included in the above-table.

Amounts paid out may be less than what is disclosed in the table above because such coverage shall terminate before the end of the Severance Period if the executive receives medical and dental coverage from a subsequent employer.

(c)	While the employment agreements do not require accelerated vesting of restricted stock (the employment agreements specifically provide for the accelerated vesting of options and nonqualified deferred compensation accounts), we have assumed for purposes of this table that the Compensation Committee would provide for accelerated vesting in all outstanding restricted stock awards granted to the NEO under our LTIP provided the NEO exercises a release. The accelerated vesting of the restricted stock awards results in an amount equal to the difference between the exercise price for each share of restricted stock (which was $1.00 per share for each NEO) and the market price per share ($14.26) multiplied by the number of shares. As December 31, 2009, each NEO held the following number of restricted stock shares that would be accelerated upon a termination of employment:

(i)	Mr. Wallace held 28,850 shares of restricted stock.

(ii)	Mr. Linaberger held 20,150 shares of restricted stock.

(iii)	Mr. Reese held 20,150 shares of restricted stock.

(iv)	Mr. Arnold held 13,650 shares of restricted stock.

(v)	Mr. Stoelk held 17,400 shares of restricted stock.

(2)	Under the terms of each NEO’s employment agreement, if the NEO is involuntarily terminated during the Change in Control Period, then the NEO will be entitled to:

(a)	Severance in an amount equal to (i) for Messrs. Wallace, Linaberger and Reese, two times his annual base salary determined as of the date of the change of control plus his annual bonus, to be paid in a lump sum on or before the fifth day following the last day of the NEO’s employment, (ii) for Messrs. Stoelk and Arnold, one time his annual base salary determined as of the date of change of control to be paid in a lump sum on or before the fifth day following the last day of Messrs. Stoelk’s and Arnold’s employment.

(b)	The medical and dental costs have been determined as described in footnote (1) except that the applicable period for Messrs. Wallace, Linaberger and Reese is thirty-six (36) months rather than two years. Such coverage shall terminate before the end of the Severance Period if the executive receives medical and dental coverage from a subsequent employer.

(c)	The accelerated vesting of restricted stock awards has been calculated in the same manner as described in footnote (1).

(3)	If the NEO terminates employment due to death or Disability, the restricted stock agreements that govern each NEO’s award of restricted stock under our LTIP provide that the forfeiture restrictions shall lapse, and the stock shall become fully vested. The accelerated vesting of restricted stock awards has been calculated in the same manner as in footnote (1).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information with respect to our equity compensation plans as of December 31, 2009:

Equity Compensation Plan Information

	Number of		Weighted-
	Securities to be		Average Exercise		Number of
	Issued Upon		Price of		Securities
	Exercise of		Outstanding		Remaining Available
	Outstanding		Options,		for Future Issuance
	Options, Warrants		Warrants and		Under Equity
	and Rights		Rights		Compensation Plans

Equity compensation plans approved by our stockholders	798,250	(1)	$20.23	(2)	1,901,750	(3)
Equity compensation plans not approved by our stockholders(4)	—		—		—

Total	798,250		$20.23		1,901,750

(1)	Composed of restricted stock awards granted in 2006, 2007, 2008 and 2009 under our LTIP which are further described in Note 6 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Represents the weighted average market price per share of common stock on the grant date. All of the restricted stock awards outstanding as of December 31, 2009 were granted during 2006, 2007, 2008 and 2009.

(3)	Reduced by 290,900, 135,200, 176,400 and 195,750 shares of common stock issued in connection with restricted stock awards granted in 2006, 2007, 2008 and 2009, respectively.

(4)	We do not have any equity compensation plans that have not been approved by our stockholders.

DIRECTOR COMPENSATION

The following table discloses the compensation to each of our non-employee directors during the year ended December 31, 2009.

Director Compensation for the Year Ended December 31, 2009

	Fees Earned or
Name	Paid in Cash	Stock Awards(1)	Total

Edward J. DiPaolo	$66,000	$24,330	$90,330
Anthony J. Mendicino	76,000	24,330	100,330
Charles C. Neal	66,000	24,330	90,330
David E. Snyder	37,000	24,330	61,330
Mark A. Snyder	37,000	24,330	61,330
John A. Staley, IV	66,000	24,330	90,330

(1)	During 2009, each director was award 3,000 restricted shares of common stock. The amounts included in the “Stock Awards” column include the aggregate grant date fair value of equity awards during 2009 computed in accordance with FASB ASC Topic 718. Each director is required to pay $1.00 per share on the grant date for each share of stock awarded. Please see “— Director Equity Compensation” below for a description of these awards.

The Board believes that compensation for independent directors should be competitive and should fairly compensate directors for the time and skills devoted to serving us but should not be so great as to compromise independence. The Compensation Committee periodically reviews our director compensation practices and compares them against the practices of a selected peer group of companies as well as against the practices of public company boards generally.

The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our independent directors.

Director Fees and Expenses.  We pay an annual retainer fee of $30,000 to each director who is not an employee of ours or of any of our subsidiaries. Further, each non-employee director is compensated $1,500 for each meeting of the Board attended by the director in person and $1,000 for attendance at a Board or committee meeting held telephonically. The chairman of the Audit Committee receives an additional annual retainer of $10,000. In addition, each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred in attending each Board or committee meeting and for other reasonable expenses related to the performance of their duties as directors.

Director Equity Compensation.  Each non-employee director is eligible to receive awards under our LTIP, including stock awards in lieu of annual retainers and meeting fees. In January 2007, our non-employee directors were granted awards that amounted to an aggregate of 22,000 restricted shares of common stock. At that time, our non-employee directors each received 2,000 restricted common shares, except Mr. DiPaolo, who was appointed to the Board in July 2006 and received 12,000 restricted common shares. In January 2008, our non-employee directors were granted awards that amounted to an aggregate of 12,000 restricted shares of common stock. At that time, our non-employee directors each received 2,000 restricted shares of common stock. In January 2009, our non-employee directors were granted awards that amounted to an aggregate of 18,000 restricted shares of common stock. At that time, our non-employee directors each received 3,000 restricted shares of common stock. The awards are subject to a service requirement that requires the director to continuously serve as a member of our Board from the date of grant through the number of years following the date of grant as set forth in the following schedule. The forfeiture restrictions lapse with respect to a percentage of the aggregate number of restricted shares in accordance with the following schedule:

Number of Full Years	Vesting Schedule

Less than 1 year	0%
1 year	15%
2 years	30%
3 years	45%
4 years	60%
5 years or more	100%

In January 2010, our non-employee directors were granted awards that amounted to an aggregate of 18,000 restricted shares of common stock. At that time, our non-employee directors each received 3,000 restricted common shares. The award is subject to a service requirement that requires the director to continuously serve as a member of our Board from the date of grant through the number of years following the date of grant as set forth in the schedule above.

The following table also shows unvested and unearned stock awards assuming a market value of $14.26 per share (the closing market price of our common stock on December 31, 2009) less the $1.00 per share cost to each director for each share awarded.

	Unvested Stock	Market Value of
	Outstanding as of	Shares or Units of
	December 31,	Stock that Have
	2009	Not Vested
Name	(#)	($)(1)

Edward J. DiPaolo	13,100	$173,706
Anthony J. Mendicino	11,600	153,816
Charles C. Neal	11,600	153,816
David E. Snyder	11,600	153,816
Mark A. Snyder	11,600	153,816
John A. Staley, IV	11,600	153,816

(1)	These amounts represent restricted common stock awards under our LTIP. Since our inception, the only awards under our LTIP have been restricted common shares. The restricted shares vest based on an employee’s continued employment over a period of time. The Compensation Committee determines the appropriate length of the vesting period. Since our inception, all restricted share awards have had a five-year vesting period. These restricted share awards vest 15% per year for the first four years and 40% in year five. The awards were granted on January 20, 2006, January 23, 2007, January 22, 2008 and January 20, 2009.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The descriptions set forth below are qualified in their entirety by reference to the applicable agreements.

Policies and Procedures

Under its charter, the Audit Committee is charged with the responsibility of conducting an appropriate review of all related person transactions and potential conflicts of interest on an ongoing basis and to approve all such transactions. The Audit Committee reviews with management and the independent auditors all relationships and transactions in which we and our directors and executive officers or their respective family members or affiliates are participants to determine whether such persons have a direct or indirect material interest. Our financial staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement.

Our Code of Conduct and Ethics requires disclosure of all conflicts of interest. Under the Code of Conduct and Ethics, conflicts of interest occur when personal interests interfere with a person’s ability to exercise judgment objectively or to perform job functions in a way that is certain to be in the best interests of our company. Our conflicts of interest policies under the Code of Conduct and Ethics apply to related person transactions.

We have multiple processes for reporting conflicts of interests, including related person transactions. Under the Code of Conduct and Ethics, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors. In addition, we annually distribute a questionnaire to our executive officers and members of the Board requesting certain information regarding, among other things, their family members, affiliates, employment and beneficial ownership interests. This information is then compiled and reviewed by our financial staff and our outside legal counsel or independent auditors, as deemed necessary. Our financial staff also analyzes our existing related person sales and purchases and compares a sample of the financial records from those related person transactions, including fees charged or received and discounts given or received, to the same factors from transactions with unrelated person. Our financial staff uses this analysis to determine whether the related person transactions were conducted at arms length when compared to other transactions. The financial staff then prepares a memorandum summarizing its findings and presents the memorandum to the Audit Committee Chairman for review and approval by the Audit Committee. As part of this review, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us; and

•	any other matters deemed appropriate with respect to the particular transaction.

To receive approval, the related person transaction must be on terms that are fair and reasonable to us, and which are as favorable to us as would be available from non-related entities in comparable transactions. The Audit Committee requires that there be a company business interest supporting the transaction and that the transaction meets the same standards that we require in comparable transactions with unaffiliated entities.

Transactions with Officers, Directors and Significant Stockholders

We provide technical pumping services and down-hole surveying services to a customer owned by certain of our stockholders and directors who are members of the Snyder family, including Mark A. Snyder and David E. Snyder. The total amounts of services provided to this customer were approximately $6,447,000 in 2009. The accounts receivable outstanding from the customer were $846,000 at December 31, 2009.

We also regularly purchase, in the ordinary course of business, materials from vendors owned by certain of our stockholders and directors who are members of the Snyder family, including Mark A. Snyder and David E. Snyder. The total amounts paid to these vendors were approximately $2,790,000 in 2009. We had accounts payable to these vendors of $331,000 at December 31, 2009.

We have $995,000 of mortgage notes and a $1.6 million participation in our $100 million Credit Facility with a bank that certain owners and directors have an ownership interest in.

In connection with the Diamondback asset purchase, we entered into a transition services agreement to provide temporary services to Diamondback Energy Holdings, LLC, which terminated in 2009. These services include assistance in payroll, information technologies and certain other corporate support service matters. The total amount of services provided to Diamondback in 2008 and 2009 was approximately $49,000 and $150,000, respectively. At December 31, 2009, there were no amounts outstanding under this agreement.

Also in connection with the Diamondback asset purchase, we entered into facility leases with an affiliate of Diamondback Holdings, LLC. The lease terms range from nine months to five years and the monthly lease payments are approximately $122,000. Rent expense for these leased facilities was $174,000 and $1,208,000 for the year ended December 31, 2008 and 2009, respectively. Rent expense for these lease facilities that was unpaid at December 31, 2009 was approximately $143,000 and is reflected in accounts payable.

These transactions were reviewed and approved by our Audit Committee in accordance with the procedures described above.

The Contribution Agreement and Related Transactions

Immediately prior to the closing of our initial public offering in August 2005, Superior Well Services, Ltd. and Bradford Resources, Ltd. were combined under a holding company structure whereby they became wholly owned subsidiaries of Superior Well Services, Inc. Each of the general and limited partners in Superior Well Services, Ltd. and Bradford Resources, Ltd. received shares of stock in Superior Well Services, Inc. in exchange for their respective general and limited partner interests. Bradford Resources, Ltd. distributed $7.2 million to its partners and Superior Well Services, Ltd. distributed $1.9 million to its partners. The distribution by Bradford Resources Ltd. was funded by additional bank indebtedness. Superior Well Services, Inc. assumed this indebtedness as a result of the consolidation of Superior Well Services, Ltd. and Bradford Resources, Ltd. and repaid this indebtedness with a portion of the net proceeds received in our initial public offering. The distribution by Superior Well Services, Ltd. to its partners was funded by cash on hand.

Each of David E. Wallace, our Chief Executive Officer and Chairman of our Board, Jacob B. Linaberger, our President, Rhys R. Reese, our Executive Vice President, Chief Operating Officer and Secretary, David E. Snyder, a director, and Mark A. Snyder, a director, were limited partners in Superior Well Services, Ltd. Each of David E. Snyder and Mark A. Snyder were stockholders and executive officers of each general partner of Superior Well Services, Ltd. and Bradford Resources, Ltd. In addition, each of David E. Snyder and Mark A. Snyder are stockholders and executive officers of Snyder Associated Companies, Inc. Three wholly owned subsidiaries of Snyder Associated Companies, Inc. owned all of the limited partner interests in Bradford Resources, Ltd.

Registration Rights Agreements

In connection with our initial public offering, we entered into a registration rights agreement with holders of our common stock, including David E. Wallace, Rhys R. Reese, Jake Linaberger, David E. Snyder and Mark A. Snyder, prior to our initial public offering under which such holders have certain demand and piggyback registration rights for the 14,103,474 shares of our common stock that they received in connection with our initial public offering. Under this registration rights agreement, these holders have the right to cause us to register the sale of these shares under the Securities Act of 1933, as amended (the “Securities Act”). Whenever sales of these shares are registered under the Securities Act, those shares will become freely tradable immediately upon the effectiveness of the registration, except for shares purchased by affiliates. The registration rights agreement will also provide that we will pay the costs and expenses, other than underwriting discounts and commissions, related to the registration and sale of shares by these stockholders that are registered pursuant to that agreement. The agreement contains customary registration procedures and indemnification and contribution provisions for the benefit of these stockholders and us.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and Messrs. Linaberger, Reese, Arnold and Stoelk under which we will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or executive officer, is made or threatened to be made a party to any suit or proceeding. These persons will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any suit or proceeding.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Superior Well Services, Inc. (the “Company”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, a copy of which can be found in the “Investor Relations” portion of the Company’s website at www.swsi.com.

The members of the Audit Committee reviewed and discussed with the Company’s management and Schneider Downs & Co., Inc. the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and also discussed with Schneider Downs & Co., Inc. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The members of the Audit Committee received from Schneider Downs & Co., Inc. the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding Schneider Downs & Co.’s communications with the Audit Committee concerning independence, and discussed with Schneider Downs & Co., Inc. its independence.

Based on a review of the Company’s audited consolidated financial statements, and on discussions with the Company’s management and with Schneider Downs & Co., Inc. described above, the members of the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE,

Anthony J. Mendicino, Chair
Charles C. Neal
John A. Staley, IV
Edward J. DiPaolo

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC and The NASDAQ Stock Market LLC an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to stock transactions in our equity securities. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors, executive officers and other affiliates in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based solely on a review of the copies of forms furnished to us and written representations from the executive officers and directors, we believe that during fiscal 2009 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at stockholders’ meetings and may also nominate persons to be directors, subject to compliance with the formal procedures that we have established and which are described below.

Proposals for 2011 Annual Meeting

Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2011 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. The proposal must be submitted no later than December 1, 2011 to our Secretary. No stockholder proposal was received for inclusion in this proxy statement.

In addition to the requirements of the SEC, our Amended and Restated Bylaws provide that in order for a proposal to be properly brought before an annual meeting of stockholders, it must be either (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Corporate Secretary and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Amended and Restated Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For a proposal of business to be considered at the 2011 Annual Meeting of Stockholders, it should be properly submitted to our Secretary no earlier than January 4, 2011 and no later than February 3, 2011.

For any business that a stockholder desires to bring before an annual meeting, the stockholder’s notice must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides the notice described above, such notice must include the following information and comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to such matters:

(1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

(2) the class and number of our shares which are owned beneficially and of record by such stockholder and such beneficial owner;

(3) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Director Nominations for 2011 Annual Meeting

Pursuant to our Amended and Restated Bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders only (1) by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to our Corporate Secretary. Our Amended and Restated Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For a stockholder nomination for election to our Board to be considered at the 2010 Annual Meeting of Stockholders, it should be properly submitted to our Secretary no earlier than January 4, 2011 and no later than February 3, 2011.

A stockholder’s notice to our Corporate Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (1) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Exchange Act (including the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected) and (2) as to the stockholder proposing to make such nomination, the same information as is described above with respect to proposals to be made by a stockholder.

If we increase the number of directors to be elected at an annual meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which the public announcement is first made.

ANNUAL REPORT

A copy of our Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2009 and the Addendum to Superior Well Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 — Stock Performance Graph, is being mailed with this proxy statement.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with the Securities and Exchange Commission. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Superior Well Services, Inc. stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

Requests for copies of our Annual Report on Form 10-K should be directed to Investor Relations, Superior Well Services, Inc., 1380 Rt. 286 East, Suite 121, Indiana, Pennsylvania 15701. Our Annual Report on Form 10-K and our financial statements may also be accessed on our web site at www.swsi.com.

OTHER INFORMATION

Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to American Stock Transfer & Trust Company, Shareholder Services, 59 Maiden Lane, Plaza Level, New York, NY 10038, or by telephone at (800) 937-5449. American Stock Transfer & Trust Company may also be reached through its website at www.amstock.com.

The cost of soliciting proxies in the accompanying form will be borne by us. In addition to solicitations by mail, a number of our officers, directors and regular employees may, for no additional compensation, solicit proxies in person or by telephone. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs. We have engaged Broadridge, to assist in the mailing of proxies and to provide voting tabulation support, for a service fee of approximately $7,000.

The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that are presented for a vote at the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

APPENDIX A

SUPERIOR WELL SERVICES, INC.

AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

A-i

A-ii

SUPERIOR WELL SERVICES, INC.
AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

I. PURPOSE AND HISTORY

The purpose of this Superior Well Services, Inc. Amended and Restated Incentive Compensation Plan is to provide a means through which SUPERIOR WELL SERVICES, INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of this plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, this plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Annual Incentive Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

This plan was initially approved by the Company’s stockholders on July 27, 2005 in connection with it’s initial public offering as the “Superior Well Services, Inc. 2005 Stock Incentive Plan.” This plan is now being amended and restated to: (a) include the requisite provisions for compliance with section 162(m) of the Code, (b) include an additional award element to the plan in the form of annual cash bonuses, and (c) re-title the plan as the Superior Well Services, Inc. Amended and Restated Incentive Compensation Plan (the “Plan”). The amendment and restatement of this Plan is not, however, intended to affect the terms of any Award granted prior to the effective date of this Plan without the prior written consent of the affected Participant(s).

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “Annual Incentive Award” means a conditional right granted to a Participant under Paragraph IX of the Plan hereof to receive a cash payment, Common Stock or other Award, as determined by the Committee, after the end of a specified year; Annual Incentive Awards may be designed as “performance-based compensation” for purposes of section 162(m) of the Code, at the Committee’s discretion.

(c) “Annual Incentive Award Agreement” means a written agreement between the Company and a Participant with respect to an Annual Incentive Award.

(d) “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Annual Incentive Award, Phantom Stock Award, or Bonus Stock Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(h) “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(j) “Company” means Superior Well Services, Inc., a Delaware corporation.

(k) “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(l) “Corporate Change” shall have the meaning assigned to such term in Paragraph XII(c) of the Plan.

(m) “Covered Employee” shall have the meaning given to such term within section 162(m) of the Code and the regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto); provided, however, that as the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year.

(n) “Director” means an individual who is a member of the Board.

(o) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(p) “Executive Officer” shall mean an executive officer of the Company that is subject to section 16 of the 1934 Act.

(q) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock on the date of an initial public offering of Common Stock shall be the offering price under such initial public offering.

(r) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code

(s) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(t) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(u) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(v) “Participant” means an employee, Consultant, or Director who has been granted an Award.

(w) “Performance Award” means an Award granted under Paragraph IX of the Plan.

(x) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(y) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(z) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(aa) “Plan” means this Superior Well Services, Inc. Amended and Restated Incentive Compensation Plan, as amended from time to time.

(bb) “Qualified Member” means a member of the Committee who is a “nonemployee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.

(cc) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(dd) “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(ee) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(ff) “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was originally effective as of July 27, 2005. This amendment and restatement of the Plan shall become effective upon the date of its adoption by the Board. No further Awards may be granted under the Plan after 10 years from the date of the Plan’s original effective date, meaning that no further Awards will be granted pursuant to the Plan following July 27, 2015. Though no Awards may be granted past this date, the Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Annual Incentive Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied or expired.

IV. ADMINISTRATION

(a) Composition of Committee.  The Plan shall be administered by a committee of, and appointed by, the Board. In the absence of the Board’s appointment of a Committee to administer the Plan, the Board shall serve as the Committee, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” At any time that a member of a Committee is not a Qualified Member, any action of the applicable Committee relating to an Award granted or to be granted to a Participant who is then an Executive Officer, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under the Plan or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The

Committee may delegate to officers or managers of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Executive Officers and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(b) Powers.  Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Common Stock, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Common Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to individuals subject to section 162(m) of the Code, or otherwise with respect to Awards granted to Executive Officers; (ix) subject to the restrictions contained within the Plan, terminate, modify or amend the Plan, and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a) Shares Subject to the Plan and Award Limits.  Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 2,700,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards and Performance Awards or Annual Incentive Awards denominated in shares of Common Stock granted to any one individual during the term of the Plan may not exceed 270,000 shares of Common Stock, and the maximum amount of compensation that may be paid under all Performance Awards or Annual Incentive Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards or Annual Incentive Awards) granted to any one individual during any calendar year may not exceed $3.5 million.

(b) Grant of Awards.  The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c) Stock Offered.  Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI. ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, an Annual Incentive Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period.  The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b) Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d) Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e) Option Price and Payment.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f) Restrictions on Repricing of Options.  Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

(g) Stockholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

(h) Options and Rights in Substitution for Options Granted by Other Employers.  Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions To Be Established by the Committee.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon the attainment of one or more performance measures established by the Committee. In the event that the Committee determines to subject the Restricted Stock to performance measures in order to create a “performance-based compensation” award as defined in section 162(m) of the Code, the performance conditions will be composed of and comply with the provisions of Paragraph IX of this Plan. Where the Restricted Stock is not intended to be “performance-based compensation” under section 162(m) of the Code, any performance measures may be determined by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b) Other Terms and Conditions.  Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise, such terms of which shall be defined in the applicable Award agreement) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c) Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

(e) Restricted Stock Agreements.  At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX. PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

(a) Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Paragraphs IX(b) and IX(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b) Performance Awards.  If the Committee determines that a Performance Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such

Performance Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this Paragraph IX(b). The Committee may not exercise discretion to increase the amounts payable under any Performance Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee. For all Performance Awards granted to an eligible person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such a Performance Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this Paragraph IX(b) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or eligible person.

(i) Performance Goals Generally.  The performance goals for Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Paragraph IX(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals for grants to all eligible persons who are designated by the Committee as likely to be Covered Employees. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business and Individual Performance Criteria.

A. Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) return on invested capital; (5) return on equity; (6) change in the fair market value of our stock; (7) debt reduction; (8) operating margin; (9) net income; (10) pretax earnings before interest, depreciation and amortization; (11) pretax earnings; (12) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The business criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in any Award agreement, shall be subject to adjustment for specified significant extraordinary items or events, or nonrecurring transactions or events. In this regard, business criteria based on the price of our Common Stock shall be proportionately adjusted for any changes in the price due to a stock split, recapitalization or similar corporate transaction. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Paragraph IX(c) hereof.

B. Individual Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the Company’s stockholders.

(iii) Performance Period; Timing for Establishing Performance Awards.  Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established no later than the earliest of the following to occur: (A) 90 days after the beginning of any performance period applicable to such Performance Awards, (B) the last date that would constitute less than 25% of the performance period applicable to such Performance Awards, or (C) at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv) Performance Award Pool.  The Committee may, at its discretion, establish a Performance Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards associated with any given performance period. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Paragraph IX(b)(2) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, during the given performance period as specified by the Committee in accordance with Paragraph IX(b)(3) hereof. The Committee may specify the amount of the Performance Award pool(s) as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v) Payment of Performance Awards.  After the end of each designated performance period, the Committee shall determine the amount, if any, of (A) the applicable Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Paragraph IX(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards.  If the Committee determines that an Annual Incentive Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Paragraph IX(c). The Committee may not exercise discretion to increase the amounts payable under any Annual Incentive Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee. For all Annual Incentive Awards granted to an eligible person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such an Annual Incentive Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this Paragraph IX(c) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or eligible person.

(i) Potential Annual Incentive Awards.  Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code such as the last date that would constitute less than 25% of the applicable performance period year, the Committee shall determine the eligible persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Paragraph IX (c)(i) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Paragraph IX(b)(ii) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, in the given performance year, as specified by the Committee.

(ii) Annual Incentive Award Pool.  The Committee may, at its discretion, establish an Annual Incentive Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards for any given performance year. The amount of any Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Paragraph IX(b)(ii) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, during the given performance period, as specified by the Committee in accordance with Paragraph IX(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iii) Payment of Annual Incentive Awards.  After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the applicable Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(d) Awards Criteria.  In determining the value of the settlement or payment of Performance Awards and Annual Incentive Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award or Annual Incentive Award during the applicable performance period.

(e) Termination of Award.  A Performance Award or an Annual Incentive Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee subject to the restrictions of section 162(m) of the Code.

(f) Performance Award and Annual Incentive Award Agreements.  At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements, or the respective Annual Incentive Award Agreements, need not be identical.

(g) Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under Paragraph IX(b), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to and final settlement of Annual Incentive Awards under Paragraph IX(c) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. Notwithstanding the allowance in Paragraph IV of this Plan regarding delegation of duties or administration, the applicable Committee may not delegate any responsibilities described in this Paragraph IX(g) relating to such Performance Awards or Annual Incentive Awards.

(h) Status of Paragraph IX(b) and Paragraph IX(c) Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Paragraph IX(b) and Paragraph IX(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Paragraph IX, as well as the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder for all eligible persons designated by the Committee as likely to be Covered Employees. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

X. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards.  Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option.

(b) Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c) Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d) Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e) Termination of Award.  A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f) Phantom Stock Award Agreements.  At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

XI. BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion. Bonus Stock Awards may be utilized to grant Common Stock in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Executive Officers, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Rule 16b-3. In the case of any grant of Common Stock to an officer of the Company or any of its Affiliates in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

XII. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends.  The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalizations and Corporate Changes.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (A) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (B) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d) Change of Control Value.  For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock.  In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards, Annual Incentive Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards, Annual Incentive Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Performance Award, Annual Incentive Awards or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award, Annual Incentive Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period; provided, however, that the Committee will not take any such action with regard to Performance Awards and Annual Incentive Awards that are intended to be “performance-based compensation” under section 162(m) of the Code that would cause such Awards to fail to comply with section 162(m) of the Code and the regulations thereunder.

(f) Stockholder Action.  Any adjustment provided for in the above Subparagraphs of this Paragraph XII shall be subject to any required stockholder action.

(g) No Adjustments unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

This amendment and restatement of the Plan is not intended to affect the material terms of any Award granted prior to the effective date of this amended and restated Plan without the prior written consent of the affected Participant.

XIV. MISCELLANEOUS

(a) No Right To An Award.  Neither the approval of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or Annual Incentive Award, a right to a Phantom Stock Award, a right to a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c) Payment Terms Applicable to All Awards.  Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Affiliates upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Corporate Change). Installments may be required by the Committee (subject to Paragraph XIII of this Plan) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the rules of section 409A of the Code and all regulations promulgated thereunder. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment payments. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d) Other Laws; Withholding.  The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(e) No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(f) Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(g) Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

SUPERIOR WELL SERVICES, INC.
ATTN: THOMAS STOELK
1380 RT 286 EAST - SUITE 121
INDIANA, PA 15701

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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0000052687_1 R2.09.05.010

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): 2 Approval of the material terms of the Superior Well Services, Inc. Amended and Rostated Incentive Compensation Plan for purposes of complying with the requirements of section 162(m) of the Internal Revenue Code. 3 Ratification of Schneider Downs & Co., Inc. as Superior Well Services independent registered public accounting firm for the fiscal year ending December 31, 2010. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

The undersigned stockholder of Superior Well Services, Inc. hereby appoints David E. Wallace and Thomas W. Stoelk and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Superior Well Services, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 4, 2010, and any adjournment or postponement thereof, as designated on the reverse side. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUPERIOR WELL SERVICES, INC. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HERIEIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PORPOSALS LISTED ON THE REVERSE AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. This proxy revokes all previously signed proxies. You are urged to promptly date, sign and return this proxy in the envelope provided. It is important for you to be represented at the Annual Meeting. This proxy must be received by mail in the postage-paid envelope provided or electronically via the internet at www.proxyvote.com or by phone at +1-800-690-6903. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse